Exhibit 3.1

Industry Canada	Industrie Canada

Certificate of Amalgamation	Certificat de fusion

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

PATHEON, INC.	419970-7

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.	Je certifie que la société susmentionnée est issue d’une fusion, en vertu de l’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

/s/ Richard G. Shaw	November 1, 2003 / le l novembre 2003
Director - Directeur	Date of Amalgamation – Date de fusion

Industry Canada Canada Business Corporations Act	Industrle Canada Loi canadienne sur les sociétés par actions		FORM 9 ARTICLES OF AMALGAMATION (SECTION 185)	FORMULAIRE 9 STATUTS DE FUSION (ARTICLE 185)
1 – Name of the Amalgamation Corporation			Dénomination sociale de la société issue de la fusion
PATHEON, INC.
2 – The province or territory in Canada where the registered office is to be situated			La province ou le territoire au Canada oûu se situera le siége social

Province of Ontario
3 – The classes and any maximum number of shares that the corporation is authorized to issue			Catégories et tout nombre maximal d’actions que la sociétés est autorisée à émettre

See Schedule A attached hereto
4 – Restrictions, if any, on share transfers			Restrictions sur le transfert des actions, s’il y a lieu

None
5 – Number (or minimum and maximum number) of directors			Nombre (ou nombre minimal et maximal) d’ administrateurs

A minimum of 3 directors and a maximum of 12 directors
6 – Restrictions, if any, on business the corporation may carry on			Limites imposées à l’activité commerciale de la société, s’il y a lieu

None
7 – Other provisions, if any			Autres dispositions, s’il y a lieu

None
8 – The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:			La fusion a été approuvée en accord avec l’article ou le paragraphe de la Loi indiqué ci-aprés

☐183 ☒184(1) ☐184(2)

9 – Name of the amalgamating corporations Dénomination sociale des sociétés fushionnantes	Corporation No. No de la société	Signature	Date	Title Titre	Tel. No. No de tel.
PATHEON, INC.	288624-3	/s/ Riccardo Trecroce	Oct. 27 / 03	Secretary	905-812-6877
PATHEON WHITBY INC.	419834-4	/s/ Riccardo Trecroce	Oct. 27 / 03	Secretary	“
PATHEON YM INC.	419500-1	/s/ Riccardo Trecroce	Oct. 27 / 03	Secretary	“

FOR DEPARTMENTAL USE ONLY – A L’ USAGE DU MINISTERE SEULEMENT

SCHEDULE A

(a) An unlimited number of common shares without par value (the “Common Shares”) which shall have attached thereto the rights, privileges, restrictions and conditions provided by the Canada Business Corporations Act, including those rights, privileges, conditions and restrictions set out in Schedule I annexed hereto, which Schedule I is incorporated in this form;

(b) an unlimited number of preferred shares issuable in series to be designated as Class I Preferred Shares, the said Class I Preferred Shares shall have attached thereto the rights, privileges, restrictions and conditions set out in Schedule II annexed hereto, which Schedule II is incorporated in this form;

(c) the first series of Class I Preferred Shares shall consist of 76,500 Class I Preferred Shares to be designated as Cumulative Redeemable Convertible Class I Preferred Shares, Series A (the “Series A Preferred Shares”), and which, in addition to the rights, privileges, restrictions and conditions attaching to the Class I Preferred Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions set out in Schedule III annexed hereto, which Schedule III is incorporated in this form; and

(d) the second series of Class I Preferred Shares shall consist of 9,175 Class I Preferred Shares to be designated as Cumulative Redeemable Convertible Retractable Class I Preferred Shares, Series B (the “Series B Preferred Shares”), and which, in addition to the rights, privileges, restrictions and conditions attaching to the Class I Preferred Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions set out in Schedule IV annexed hereto, which Schedule IV is incorporated in this form.

SCHEDULE I

The common shares shall have attached thereto the following rights, privileges, restrictions and conditions in addition to those rights, privileges, restrictions and conditions which are already attached to the common shares of the Corporation by virtue of the provisions of the Canada Business Corporations Act:

1.	Dividends

Subject to the prior rights of the holders of any shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of Common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of monies properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine, and all dividends which the directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

2.	Dissolution

In the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of any shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon liquidation, dissolution or winding-up, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Corporation.

3.	Voting Rights

Except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series, the holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Common Share held at all meetings of the shareholders of the Corporation.

SCHEDULE II

The Class I Preferred Shares as a class shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) the directors of the Corporation may, at any time and from time to time, issue the Class I Preferred Shares in one or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors;

(b) the directors of the Corporation may (subject as hereinafter provided) from time to time fix before issuance the designation, rights, privileges, restrictions and conditions to attach to the Class I Preferred Shares of each series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of preferential dividends, whether cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption, the rights of retraction, if any., vested in the holders of Class I Preferred Shares of such series, and the prices and the other terms and conditions of any rights of retraction and whether any additional rights of retraction may be vested in such holders in the future voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the Class I Preferred Shares of such series, the whole subject to the issue by the Director, Corporations Branch, Department of Consumer and Corporate Affairs, of a Certificate of Amendment in respect of Articles of Amendment in prescribed form to designate a series of shares;

(c) when any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the Class I Preferred Shares of all series shall participate rateably in respect of such dividends including accumulations, if any, in accordance with the amounts which would be payable on the Class I Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all amounts so payable were paid in full;

(d) the Class I Preferred Shares shall be entitled to preference over the Common Shares of the Corporation and any other shares of the Corporation ranking junior the Class I Preferred Shares with respect to the payment of dividends and may also be given other preferences over the Common Shares and any other shares of the Corporation ranking junior to the Class I Preferred Shares as may be fixed by the directors of the Corporation as to the respective series authorized to be issued;

(e) the Class I Preferred Shares of each series shall rank on a parity with the Class I Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary;

(f) in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Class I Preferred Shares shall, before any amount shall be paid to’ or any property or assets of the Corporation distributed among the holders of the Common Shares or any other shares of the Corporation ranking junior to the Class I Preferred Shares, be entitled to receive (i) an amount equal to the amount paid up on such shares, together with, in the case of cumulative Class I Preferred Shares, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and in the case of non-cumulative Class I Preferred Shares, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said Class I Preferred Shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said Class I Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Class I Preferred Shares respectively;

(g) no dividends shall at any time be declared or paid on or set apart for payment on the Common Shares or any other shares of the Corporation ranking junior to the Class I Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Class I Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on the Common Shares or such other shares of the Corporation ranking junior to the Class I Preferred Shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Class I Preferred Shares (less than the total amount then outstanding) or any Common Shares or any other shares of the Corporation ranking junior to the Class I Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Class I Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment;

(h) the Class I Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the Class I Preferred Shares of such series as set forth in the resolution of the board of directors of the Corporation and Certificate of Amendment relating to such series;

(i) the approval of the holders of the Class I Preferred Shares, given in the manner described in paragraph (j) below, shall be required (A) for the creation of any new shares ranking prior to or on a parity with the Class I Preferred Shares and (S) if, but only so long as, any dividends are in arrears on any outstanding series of Class I Preferred Shares, for the issuance of any additional series of Class I Preferred Shares or of any shares ranking prior to or on a parity with the Class I Preferred Shares; and

(j) the provisions of paragraphs (a) to (i), inclusive, and of this paragraph (j) may be deleted, amended, modified or varied in whole or in part by a

Certificate of Amendment, but only with the prior approval of the holders of the Class I Preferred Shares given as hereinafter specified in addition to any other approval required by the Canada Business Corporations Act or any other statutory provision of like or similar effect, from time to time in force. The approval of the holders of the Class I Preferred Shares with respect to any and all matters hereinbefore referred to may be given by at least two-thirds of the votes cast at a meeting of the holders of the Class I Preferred Shares duly called for that purpose and held upon at least 21 days’ notice at which the holders of a majority of the outstanding Class I Preferred Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Class I Preferred Shares are not present or represented by proxy within one-half an hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman and not less than 21 days’ notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of the Class I Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds of the votes cast at such adjourned meeting and the conduct thereof shall be from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Class I Preferred Shares shall be entitled to one vote in respect of each Class I Preferred Share held.

SCHEDULE III

The Series A Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions (collectively the “Series A Provisions”) in addition to the rights, privileges, restrictions and conditions attaching to the Class I Preferred Shares as a class:

1.	Interpretation

1.1	Definitions

Where used in these Series A Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings, respectively:

(a)	“business day” means a day other than a Saturday, Sunday or any other day treated as a holiday in the municipality in Canada in which the Corporation’s registered office is situated;

(b)	“cash dividends paid in the ordinary course” means such cash dividends declared payable on the Common Shares in any fiscal year of the Corporation to the extent that such dividends do not exceed 100% of the consolidated net income of the Corporation, before extraordinary items, for the immediately preceding fiscal year of the Corporation, as determined by the auditors of the Corporation in accordance with generally accepted accounting principles;

(c)	“close of business” means the normal closing hour of the principal office in the City of Toronto of the transfer agent;

(d)	“Common Shares” means common shares without par value in the capital of the Corporation;

(e)	“Conversion Basis” at any time means the number of Common Shares into which one Series A Preferred Share may be converted at such time in accordance with Section 3;

(f)	“director” means a director of the Corporation for the time being and “directors” or “board of directors” means the board of directors of the

Corporation or, if duly constituted and empowered, the executive committee of the board of directors of the Corporation for the time being, and reference, without further elaboration, to action by the directors means action by the directors of the Corporation as a board or action taken by the said executive committee as such committee;

(g)	“Exercise Date” means October 31, 1990;

(h)	“Expiry Time” means 3:00 o’clock in the afternoon (Toronto time) on the Exercise Date;

(i)	“herein”, “hereto”, “hereunder”, “hereof”, “hereby”, and similar expressions mean or refer to these share provisions and not to any particular Section, clause, subclause, subdivision or portion hereof, and the expressions “Section”, “clause” and “subclause” followed by a number or a letter mean and refer to the specified Section, clause or subclause hereof;

(j)	“Junior Shares” means any shares in the capital of the Corporation ranking after or subordinated to the Series A Preferred Shares as to the payment of dividends or the return of capital, including, without limiting the generality of the foregoing, the Common Shares;

(k)	“Market Price” of the Common Shares at any date means the weighted average of the closing board lot trading prices per share of the Common Shares on The Toronto Stock Exchange or, if the Common Shares are not listed on The Toronto Stock Exchange, on such stock exchange on which the Common Shares are listed as may be selected by the directors of the Corporation, on the 20 most recent trading days on which there have been board lot trades of such shares immediately prior to the fourth day preceding such date. In the event that the Common Shares are not listed on any stock exchange, the Market Price of the Common Shares shall be determined by the directors;

(1)	“Redemption Date” means, in reference to any Series A Preferred Shares, the date fixed by the directors for redemption of such shares as specified in a Redemption Notice;

(m)	“Redemption Notice” means the notice of redemption mailed, in accordance with clause 4.4, to holders of Series A Preferred Shares whose shares are to be redeemed;

(n)	“transfer agent” means the person or persons from time to time appointed by the directors as the transfer agent for the Series A Preferred Shares; and

(o)	“Series A Holder” means the registered holder of any Series A Preferred Shares.

1.2	Gender, etc.

Words importing the singular number only include the plural and vice versa, and words importing any gender include all genders.

1.3	Currency

All dollar amounts referred to herein shall be in lawful money of Canada.

1.4	Headings

The divisions of these provisions into Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5	Business Day

In the event that any date upon which any dividends on the Series A Preferred Shares are payable by the Corporation or upon or by which any other action is required to be taken by the Corporation hereunder is not a business day, then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day which is a business day.

2.	Dividends

2.1	Dividend Preference

The Series A Preferred Shares shall be entitled to preference in the payment of dividends over the Common Shares and any other shares in the capital of the Corporation ranking junior to the Series A Preferred Shares with respect to the payment of dividends.

2.2	Declaration and Payment of Dividends

The holders of Series A Preferred Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors out of the monies of the Corporation properly applicable to the payment of dividends, preferential cumulative cash dividends, at the rate hereinafter set out, which shall accrue from and after October 31, 1992 and shall be payable annually in arrears on the 31st day of October in each year, with the first such annual dividend to be paid on October 31, 1993.

2.3	Dividend Rate

The rate of the dividend on the Series A Preferred Shares shall be $6.00 per share per annum.

2.4	Cumulation of Dividends

If on any dividend payment date the dividend payable on such date is not paid in full on the Series A Preferred Shares then issued and outstanding, such dividends or the unpaid part thereof shall be paid on a subsequent date or dates, determined by the board of directors, on which the Corporation shall have sufficient monies properly applicable to the payment of same. The Series A Holders shall not be entitled to any dividends other than or in excess of cash dividends provided for in this Section 2.

2.5	Method of Payment

Any dividends declared on the Series A Preferred Shares shall (except in the case of redemption, in which case payment of dividends will be made upon surrender of the certificates representing the Series A Preferred Shares to be redeemed) be paid by forwarding by pre-paid mail, addressed to each Series A Holder at his address as it appears on the books of the Corporation or, in the case of joint holders whose name stands first in the books of the Corporation, a cheque for such dividends (less the amount of any tax required to be deducted) payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered to a Series A Holder at his address as aforesaid. The forwarding or delivery of such cheque shall satisfy such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on presentation. Each dividend on the Series A Preferred Shares shall be paid to the Series A Holders on such day (which shall not be more than 15 days preceding the date fixed for payment of such dividend) as may be determined in advance from time to time by the directors.

3.	Conversion

3.1	Right to Convert

The Series A Holders shall have the right at any time and from time to time, up to the close of business on the earlier of the Exercise Date and the date which is the business day prior to the Redemption Date (subject as hereinafter provided) to convert any or all of their Series A Preferred Shares into Common Shares, on the basis of 33-1/3 Common Shares for each Series A Preferred Share converted prior to the Exercise Date or the date which is the business day prior to the Redemption Date, as the case may be, until such time as the Conversion Basis shall be adjusted as provided in this Section 3 and, thereafter, on the adjusted Conversion Basis.

3.2	Conversion Procedure

The conversion right herein provided for may be exercised by notice in writing given to the transfer agent for the Series A Preferred Shares at its principal office in the City of Toronto or to such other transfer agent at such other city or cities as the Corporation may from time to time appoint, accompanied by the certificate or certificates representing Series A Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or his duly authorized attorney and shall specify the number of

Series A Preferred Shares which the holder desires to have converted. The transfer form on the certificate or certificates in question need not be endorsed, except in the circumstances contemplated by clause 3.3. If less than all the Series A Preferred Shares represented by a certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, at.-the expense of the Corporation, a new certificate representing the Series A Preferred Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.

3.3	Person to Whom Common Shares Will be Issued

On any conversion of Series A Preferred Shares, the share certificate representing the Common Shares resulting from such conversion shall be issued in the name of the person who was the registered holder of the converted Series A Preferred Shares or in such name or names as such person may direct in writing, provided that such person shall pay any applicable security transfer taxes. Whenever the Common Shares are to be issued in the name of a person other than the registered holder of the Series A Preferred Shares to be converted, the transfer form on the back of the certificates in question shall be endorsed by the registered holder of the Series A Preferred Shares or his duly authorized attorney, with signature guaranteed in a manner satisfactory to the transfer agent.

3.4	Effective Date of Conversion

Subject to the provisions of clause 3.8, the right of a Series A Holder to convert his Series A Preferred Shares into Common Shares shall be deemed to have been exercised, and the Series A Holder whose shares are to be converted (or any person or persons in whose name or names such Series A Holder shall have directed certificates representing Common Shares to be issued, as provided in clause 3.3) shall be deemed to have become the holder of record of Common Shares for all purposes on the date of surrender of certificates representing the Series A Preferred Shares to be converted accompanied by notice in writing as provided in clause 3.2, notwithstanding any delay in the delivery of certificates representing the Common Shares into which such Series A Preferred Shares have been converted.

3.5	Effect of Redemption

In the case of any Series A Preferred Shares which may be called for redemption, the right of conversion thereof shall, notwithstanding anything herein contained, cease and terminate at the close of business on the business day next preceding the Redemption Date; provided, however, that if the Corporation should fail to redeem such Series A Preferred Shares in accordance with the Redemption Notice, the right of conversion shall thereupon be revived and continued as if such shares had not been called for redemption.

3.6	Adjustment of Conversion Basis

(a)

If and whenever at any time prior to the Expiry Time, the Corporation shall (i) subdivide, redivide or change its then outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of shares or (iii) issue Common Shares to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend (other than a stock dividend which the holder of the Common Shares has elected to receive in lieu of a cash dividend paid in the ordinary course), the Conversion Basis then in effect shall be appropriately adjusted and any Series A Holder who has not exercised his right of conversion prior to the effective date of such subdivision, redivision, change, reduction, combination or consolidation or by the record date for the issue of such Common Shares by way of stock dividend, shall be entitled to receive and shall accept, upon the exercise of such right whether on the effective date or record date, as the case may be, or thereafter, in lieu of the number of Common Shares to which he was theretofore entitled upon conversion, the aggregate number of Common Shares that such Series A Holder would have been entitled to receive as a result of such subdivision, redivision, change, reduction, combination or consolidation, if on the effective date thereof, or as a result of such issue of Common Shares, if, on the record date therefor, he had been the registered holder of the number of Common Shares to which he was theretofore entitled upon conversion.

(b)	If and whenever at any time prior to the Expiry Time the Corporation shall fix a record date for the issuance to all or substantially all the holders of its outstanding Common Shares of rights, options or warrants entitling such holders, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities of the Corporation convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 90% of the Market Price for a Common Share on such record date (any such event being herein referred to as a “Rights Offering”), then the Conversion Basis then in effect shall be adjusted immediately after such record date by dividing such Conversion Basis by the quotient obtained when:

(i)	the sum of the number of Common Shares outstanding on such record date and a number determined by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase under the Rights Offering (or the aggregate conversion or exchange price of the convertible securities so offered) by the Market Price for a Common Share on such record date;

is divided by

(ii)	the sum of the number of Common Shares outstanding on such record date and the number of additional Common Shares offered for subscription or purchase under the Rights Offering (or the number of Common Shares into which the securities so offered are convertible).

The resulting quotient, adjusted to the nearest 1/100th, shall thereafter be the Conversion Basis until further adjusted as provided in this clause 3.6. If at the date of expiry of the rights, options or warrants subject to the Rights

Offering less than all the rights, options or warrants have been exercised, then the Conversion Basis shall be readjusted immediately after the date of expiry to the Conversion Basis which would have been in effect on the date of expiry had the only rights, options or warrants issued been those that were exercised.

(c)	If and whenever at any time prior to the Expiry Time the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) shares of the Corporation of any class other than Common Shares, (ii) rights, options or warrants (excluding a Rights Offering referred to in subclause 3.6(b)), (iii) evidences of its indebtedness or (iv) assets, excluding cash dividends paid in the ordinary course (any such event being herein referred to as a “Special Distribution”) then, in each such case, the Conversion Basis then in effect shall be adjusted immediately after such record date at which the holders of Common Shares are determined for the ‘ purposes of the Special Distribution by dividing such Conversion Basis by the quotient obtained when

(i)	the difference obtained when the amount by which the aggregate fair market value, as determined by the directors, of the shares, rights, options, warrants, evidences of indebtedness or assets, as the case may be, distributed in the Special Distribution exceeds the fair market value of the consideration, if any, received therefor by the Corporation is subtracted from the product obtained when the number of Common Shares outstanding on the record date is multiplied by the Market Price for a Common Share on such date;

is divided by

(ii)	the product obtained when the number of Common Shares outstanding on the record date is multiplied by the Market Price for a Common Share on such date;

provided that no such adjustment shall be made if the result of such adjustment would be to decrease the Conversion Basis in effect immediately before such record date. The resulting quotient, adjusted to the nearest 1/100th, shall thereafter be the Conversion Basis until further adjusted as provided in this clause 3.6.

3.7	Rules for Adjustment of the Conversion Basis

The following rules and procedures apply to adjustments of the Conversion Basis made pursuant to clause 3.6:

(a)	any Common Shares owned or held by or for the account of the Corporation shall be deemed not be outstanding except that, for the purposes of this subclause 3.7(a), any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

(b)	if the purchase price provided for in any Rights Offering (the “Rights Offering Price”) referred to in subclause 3.6(b) is decreased, the Conversion Basis shall forthwith be changed so as to increase the Conversion Basis to such Conversion Basis as would have been obtained had the adjustment to the Conversion Basis made pursuant to subclause 3.6(b) upon the issuance of such Rights Offering been made upon the basis of the Rights Offering Price as so decreased; provided that the provisions of this subclause 3.7(b) shall not apply to any decrease in the Rights Offering Price resulting from provisions in any such Rights Offering designed to prevent dilution if the resulting increase in the Conversion Basis under this subclause 3.7(b) shall not have been proportionately greater than the increase, if any, in the Conversion Basis to be made at the same time pursuant to the provisions of this Section 3 by virtue of the occurrence of the event giving rise to such decrease in the Rights Offering Price;

(c)	no adjustment in the Conversion Basis shall be required unless such adjustment would require an increase or a decrease of at least one per cent of the prevailing Conversion Basis would result; provided, however, that any adjustment which, except for the provisions of this subclause 3.7(c), would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment;

(d)	in the absence of a resolution of the directors fixing a record date for a Special Distribution or a Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected;

(e)	if any question shall at any time arise with respect to adjustments in the Conversion Basis, such question shall be conclusively determined by the auditors of the Corporation and any such determination shall be binding upon the Corporation and all transfer agents and all shareholders of the Corporation; and

(f)	forthwith after any adjustment in the Conversion Basis pursuant to clause 3.6, the Corporation shall file with the transfer agent of the Corporation for the Series A Preferred Shares, a certificate of two senior officers of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, the event requiring and the manner of computing such adjustment, the Corporation shall also give written notice to the Series A Holders of the adjustment in the Conversion Basis.

3.8	Entitlement to Dividends

Each Series A Holder on the record date for any dividend declared payable on the Series A Preferred Shares shall be entitled to such dividend notwithstanding that any Series A Preferred Share owned by him is converted after such record date and before the payment date of such dividend. The registered holder of Common Shares resulting from any conversion effected pursuant to this Section 3 shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends declared payable to holders of Common Shares of record on or after the effective date of conversion. Except as aforesaid, no payment or adjustment will be made on account of any dividend declared or accrued prior to the effective date of conversion on the Series A Preferred Shares converted or the Common Shares resulting from any conversion.

3.9	Notice of Certain Events

If the Corporation intends to fix a record date for any Rights Offering or Special Distribution, the Corporation shall, not less than 14 days prior to such record date, notify each Series A Holder of such intention by written notice setting forth the particulars of such Rights Offering or Special Distribution in reasonable detail to the extent that such particulars have been determined at the time of giving the notice.

3.10	Avoidance of Fractional Shares

In any case where a fraction of a Common Share would otherwise be issuable on conversion of one or more Series A Preferred Shares, the Corporation shall adjust such fractional interest by the payment by cheque of an amount equal to the then current market value of such fractional interest computed on the basis of the closing board lot trading price (or the last bid price whenever there has been no board lot trade) for the Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not listed on The Toronto Stock Exchange, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the directors) next preceding the date of such surrender. In the event that the Common Shares are not listed on any stock exchange, the current market value of such fractional interest shall be determined by the directors.

3.11	Postponement of Issuance of Shares upon Conversion

In any case where the application of the foregoing provisions of this Section 3 results in an increase of the Conversion Basis taking effect immediately after the record date for a specific event referred to in clause 3.6, if any Series A Preferred Shares are converted after that record date and prior to completion of the event, the Corporation may postpone the issuance to the Series A Holder of the additional Common Shares to which he is entitled by reason of the increase of the Conversion Basis, but such additional Common Shares shall be so issued and delivered to the Series A Holder upon completion of the event and the Corporation shall deliver to the Series A Holder an appropriate instrument evidencing his right to receive such additional Common Shares.

3.12	Reservation of Common Shares

The Corporation covenants and agrees that, so long as any of the Series A Preferred Shares are outstanding and entitled to the right of conversion herein provided, it will at all times reserve and hold out of its unissued Common Shares a sufficient number of unissued Common Shares to enable all of the Series A Preferred Shares outstanding to be converted upon the basis and upon the terms and conditions herein provided in this Section 3; provided that nothing herein contained shall affect or restrict the right of the Corporation to increase the number of its Common Shares in accordance with the Canada Business Corporations Act (the “Act”) or to issue such Common Shares from time to time.

4.	Redemption

4.1	Right to Redeem

Subject to clause 4.2 and Section 6 and to any applicable restrictions imposed by law, the Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Series A Preferred Shares on payment for each share to be redeemed of $100 together with all accrued and unpaid dividends thereon, calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to but excluding the Redemption Date.

4.2	Partial Redemption

The Corporation shall not redeem less than all of the Series A Preferred Shares unless all cumulative dividends then payable on such shares or any shares ranking on a parity therewith have been declared and paid. Subject to clause 4.3, if less than all of the Series A Preferred

Shares are to be redeemed pursuant to the provisions of clause 4.1, the Corporation shall select those shares which are to be redeemed by lot, on a pro rata basis or in such other manner as the directors may deem equitable.

4.3	Mandatory Redemption

Subject to Section 6 and to any applicable restrictions imposed by law, and notwithstanding subclause 6(c), the Corporation, after giving notice in accordance with clause 4.4, shall redeem on the 31st day of October in each year, commencing the year ended October 31, 1993, up to and including October 31, 2007, 1,331 of the then issued and outstanding Series A Preferred Shares. In each such year, any Series A Preferred Shares redeemed by the Corporation pursuant to clause 4.1 or purchased for cancellation by the Corporation pursuant to Section 5 shall be taken into account in determining the extent of the Corporation’s redemption obligation, pursuant to this clause 4.3, in such year. If in the year ended October 31, 1993 or in any subsequent year the Corporation should redeem, pursuant to clause 4.1 or this clause 4.3, or should purchase for cancellation, pursuant to Section 5, in the aggregate greater than 1,331 of the Series A Preferred Shares outstanding on the date for mandatory redemption in that year, such shares so redeemed or purchased over and above the Series A Preferred Shares on such date shall be taken into account in determining the extent of the Corporation’s redemption obligation pursuant to this clause 4.3 in subsequent years. Any redemption made pursuant to this clause 4.3 shall be made on a pro rata basis, disregarding fractions. The redemption price payable in respect of each Series A Preferred Share redeemed pursuant to this clause 4.3 shall be $100 together with all accrued and unpaid dividends thereon, calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to the Redemption Date.

4.4	Notice of and Procedure for Redemption

In the case of redemption of Series A Preferred Shares under the provisions of this Section 4, the Corporation shall, at least 30 days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Series A Preferred Shares which are to be redeemed a notice in writing of the intention of the Corporation to redeem such shares (the “Redemption Notice”). The Redemption Notice shall set out the price at which the shares are to be redeemed (the “Redemption Price”) and the date upon which the redemption is to take place (the “Redemption Date”) and, if part only of the Series A Preferred Shares held by the person to whom it is addressed are to be redeemed, the number thereof so to be redeemed. On or after the Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Series A Preferred Shares to be redeemed the Redemption Price thereof upon presentation and surrender of the certificates representing the shares called for redemption at the registered office of the Corporation or any other place designated in the Redemption Notice. If a part only of the shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

From and after the Redemption Date referred to in the Redemption Notice, the Series A Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected.

The Corporation shall have the right at any time after the mailing of the Redemption Notice to deposit the Redemption Price of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the Series A Holders in connection with such redemption to a special account in a specified chartered bank or trust company in Canada named in the Redemption Notice, to be paid without interest to or to the order of the respective holders of such Series A Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in the Redemption Notice, whichever is the later, the Series A Preferred Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the Series A Holders in respect thereof after such deposit or the Redemption Date, as the case may be, shall be limited to receiving, without interest, their proportionate part of the total Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively.

5.	Purchase

To the extent permitted by applicable law and subject to the provisions of Section 6, the Corporation may at any time or from time to time purchase (if obtainable) for cancellation all or any part of the outstanding Series A Preferred Shares at the lowest price at which, in the opinion of the directors, such shares are obtainable. Except where the purchase for cancellation is made on the open market or where 66-2/3 per cent of the holders of the, outstanding Series A Preferred Shares consent to the purchase, the Corporation may purchase such shares only pursuant to tenders received by the Corporation upon request for tenders addressed to all the Series A Holders and the Corporation shall accept only the lowest tenders. Where, in response to the invitation for tenders, two or more Series A Holders submit tenders at the same price and the tenders are accepted by the Corporation as to part only of the Series A Preferred Shares offered, the Corporation shall accept part of the Series A Preferred Shares offered in each tender in proportion as nearly as may be to the total number of Series A Preferred Shares offered in each tender (disregarding fractions).

6.	Restriction on Dividends, Retirement and Issue of Shares

So long as any of the Series A Preferred Shares are outstanding, the Corporation shall not at any time, without, in addition to any approval that may then be prescribed by applicable law, the approval of the registered holders of the outstanding Series A Preferred Shares, as set forth under “Modification”:

(a)	declare, pay or set apart for payment any dividend on the Common Shares or any other shares of the

Corporation ranking junior to the Series A Preferred Shares (other than a stock dividend payable in shares of the Corporation ranking junior to the Series A Preferred Shares); or

(b)	redeem, purchase or otherwise retire or make any capital distribution on or in respect of any. Common Shares or any other shares of the Corporation ranking junior to the Series A Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Series A Preferred Shares); or

(c)	redeem, purchase or otherwise retire less than all the Series A Preferred Shares then outstanding; or

(d)	except in connection with the exercise of a retraction privilege attaching thereto, redeem, purchase or otherwise retire any other shares of the Corporation ranking on a parity with the Series A Preferred Shares; or

(e)	issue any additional Class I Preferred Shares, or any shares ranking prior to or on a parity with the Class I Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

unless all dividends up to and including the dividend payment date for the last completed period for which dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative Class I Preferred Shares and all other cumulative shares of the Corporation ranking prior to or on a parity with the Class I Preferred Shares in respect of the payment of the dividends then issued and outstanding and there shall have been paid or set apart for payment all declared and unpaid non-cumulative dividends in respect of each series of non-cumulative Class I Preferred Shares and all other non-cumulative shares of the Corporation ranking prior to or on a parity with the Class I Preferred Shares in respect of the payment of the dividends then issued and outstanding.

7.	Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Series A Holders shall be entitled to receive, for each Series A Preferred Share held, an amount equal to $100, together with all accrued and unpaid dividends thereon (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to the date of distribution) before any payment or distribution is made to the holders of Common Shares or any other shares ranking junior to the Series A Preferred Shares. After payment to the Series A Holders of the amount so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

8.	Modification

The provisions attaching to the Series A Preferred Shares as a series may be repealed, altered, modified or amended with such approval as may then be required by the Act currently being at least two-thirds of the votes cast at a meeting or adjourned meeting of the holders of such shares duly called for the purpose at which a quorum is present.

9.	Voting Rights

Except as required by applicable law or as provided in this Section 9, the Series A Holders shall not be entitled to receive notice of, or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

The Series A Holders shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation at which directors are to be elected and shall be entitled, voting separately as a class along with all other series of Class I Preferred Shares which provide for or permit the sharing of such rights with the Series A Preferred Shares, to elect one director of the Corporation so long as there are at least 25,000 Class I Preferred Shares outstanding with such a right as at the date of such meeting; provided that nothing contained herein shall be deemed to restrict the right or ability of the Corporation to increase or decrease the number of its directors from time to time. In the case where one or more subsequently created series of Class I Preferred Shares provide for or permit the sharing of such right with the Series A Preferred Shares, the voting for the election of a director as aforesaid shall be done together with the voting by the holders of such other one or more series, so that such director shall be elected at a combined meeting of the Series A Holders and of the holders of such one or more subsequently created series of Class I Preferred Shares. Notwithstanding Section 11, the approval of a majority of the holders of Series A Preferred Shares and of such one or more subsequently created series present at a combined meeting called for the purpose of electing directors of the Corporation and held on at least 21 days’ notice shall be sufficient for the purpose of electing such director.

10.	Amendments to the Series A Provisions

The Series A Provisions may be repealed, altered, modified, amended or varied only with the sanction of the holders of the Series A Preferred Shares given in the manner provided in Section 11 in addition to any other approval required by the Act or any other statutory provision of like or similar effect, from time to time in force.

11.	Approvals by Series A Holders

Subject to Section 9, the approval of the Series A Holders with respect to any and all matters hereinbefore referred to may be given by at least two-thirds of the votes cast at a meeting of the Series A Holders duly called for that purpose and held upon at least 21 days’ notice, at which the holders of 25 per cent of the outstanding Series A Preferred Shares are present or represented by proxy. If at any such meeting the holders of 25 per cent of the outstanding Series A Preferred Shares are not present or represented by proxy within one-half an hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman of the meeting and not less than 21 days’ notice shall be given of such adjourned meeting, but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting, the Series A Holders present or represented by proxy may transact the business for which the meeting was originally called and the consent or approval of the Series A Holders may be given by a resolution passed thereat by not less than two-thirds of the votes cast at such adjourned meeting. The formalities to be observed with respect to the giving of notice of any such meeting and the conduct thereof shall from time to time be prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting, every Series A Holder shall be entitled to one vote in respect of each Series A Preferred Share held by him.

12.	Notices

Any notice required or permitted to be given to a Series A Holder shall be mailed by letter, postage prepaid, or delivered to such Series A Holder at his address as it appears on the records of the Corporation or, in the event of the address of any such Series A Holder not so appearing, at the last known address of such Series A Holder. The accidental failure to give notice to one or more of such Series A Holders shall not affect the validity of any action requiring the giving of notice by the Corporation. Any notice given as aforesaid shall be deemed to be given on the date upon which it is mailed or delivered.

13.	Priority

The Series A Preferred Shares shall rank on a parity with all outstanding series of Class I Preferred Shares that may be issued in the future with respect to the payment of dividends and in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs.

SCHEDULE IV

The Series B Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions (collectively the “Series B Provisions”) in addition to the rights, privileges, restrictions and conditions attached to the Class I Preferred Shares as a class:

1.	Interpretation

1.1	Definitions

Where used in these Series B Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings, respectively:

(a)	“business day” means a day other than a Saturday, Sunday or any other day treated as a holiday in the municipality in Canada in which the Corporation’s registered office is situated;

(b)	“cash dividends paid in the ordinary course” means such cash dividends declared payable on the Common Shares in any fiscal year of the Corporation to the extent that such dividends do not exceed 100% of the consolidated net income of the Corporation, before extraordinary items, for the immediately preceding fiscal year of the Corporation, as determined by the auditors of the Corporation in accordance with generally accepted accounting principles;

(c)	“close of business” means the normal closing hour of the principal office in the City of Toronto of the transfer agent;

(d)	“Common Shares” means common shares without par value in the capital of the Corporation;

(e)	“Conversion Basis” at any time means the number of Common Shares into which one Series B Preferred Share may be converted at such time in accordance with Section 3;

(f)	“director” means a director of the Corporation for the time being and “directors” or “board of directors” means the board of directors of the Corporation or, if duly constituted and empowered, the executive committee of the board of directors of the Corporation for the time being, and reference, without further elaboration, to action by the directors means action by the directors of the Corporation as a board or action taken by the said executive committee as such committee;

(g)	“Exercise Date” means October 31, 1990;

(h)	“Expiry Time” means 3:00 o’clock in the afternoon (Toronto time) on the Exercise Date;

(i)	“herein”, “hereto”, “hereunder”, “hereof”, “hereby”, and similar expressions mean or refer to these share provisions and not to any particular Section, clause, subclause, subdivision or portion hereof, and the expressions “Section”, “clause” and “subclause” followed by a number or a letter mean and refer to the specified Section, clause or subclause hereof;

(j)	“Junior Shares” means any shares in the capital of the Corporation ranking after or subordinated to the Series B Preferred Shares as to the payment of dividends or the return of capital, including, without limiting the generality of the foregoing, the Common Shares;

(k)	“Market Price” of the Common Shares at any date means the weighted average of the closing board lot trading prices per share of the Common Shares on The Toronto Stock Exchange or, if the Common Shares are not listed on The Toronto Stock Exchange, on such stock exchange on which the Common Shares are listed as may be selected by the directors of the Corporation, on the 20 most recent trading days on which there have been board lot trades of such shares immediately prior to the fourth day preceding such date. In the event that the Common Shares are not listed on any stock exchange, the Market Price of the Common Shares shall be determined by the directors;

(1)	“Redemption Date” means, in reference to any Series B Preferred Shares, the date fixed by the directors for redemption of such shares as specified in a Redemption Notice;

(m)	“Redemption Notice” means the notice of redemption mailed, in accordance with clause 4.4, to holders of Series B Preferred Shares whose shares are to be redeemed;

(n)	“Retraction Notice” means the notice of redemption mailed, in accordance with clause 6.3, to the Corporation by a holder of Series B Preferred Shares requiring the Corporation to redeem such shares;

(o)	“transfer agent” means the person or persons from time to time appointed by the directors as the transfer, agent for the Series B Preferred Shares; and

(p)	“Series B Holder” means the registered holder of any Series B Preferred Shares.

1.2	Gender, etc.

Words importing the singular number only include the plural and vice versa, and words importing any gender include all genders.

1.3	Currency

All dollar amounts referred to herein shall be in lawful money of Canada.

1.4	Headings

The divisions of these provisions into Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5	Business Day

In the event that any date upon which any dividends on the Series B Preferred Shares are payable by the Corporation or upon or by which any other action is required to be taken by the Corporation hereunder is not a business day, then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day which is a business day.

2.	Dividends

2.1	Dividend Preference

The Series B Preferred Shares shall be entitled to preference in the payment of dividends over the Common Shares and any other shares in the capital of the Corporation ranking junior to the Series B Preferred Shares with respect to the payment of dividends.

2.2	Declaration and Payment of Dividends

The holders of Series B Preferred Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors out of the monies of the Corporation properly applicable to the payment of dividends, preferential cumulative cash dividends, at the rate hereinafter set out, which shall accrue from and after October 31, 1992 and shall be payable annually in arrears on the 31st day of October in each year, with the first such annual dividend to be paid on October 31, 1993.

2.3	Dividend Rate

The rate of the dividend on the Series B Preferred Shares shall be $24.00 per share per annum.

2.4	Cumulation of Dividends

If on any dividend payment date the dividend payable on such date is not paid in full on the Series B Preferred Shares then issued and outstanding, such dividends or the unpaid part thereof shall be paid on a subsequent date or dates, determined by the board of directors, on which the Corporation shall have sufficient monies properly applicable to the payment of same. The Series B Holders shall not be entitled to any dividends other than or in excess of cash dividends provided for in this Section 2.

2.5	Method of Payment

Any dividends declared on the Series B Preferred Shares shall (except in the case of redemption or retraction, as the case may be, in which case payment of dividends will be made upon surrender of the certificates representing the Series B Preferred Shares to be redeemed or retracted) be paid by forwarding by pre-paid mail, addressed to each Series B Holder at his address as it appears on the books of the Corporation or, in the case of joint holders whose name stands first in the books of the Corporation, a cheque for such dividends (less the amount of any tax required to be deducted) payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered to a Series B Holder at his address as aforesaid. The forwarding or delivery of such cheque shall satisfy such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on presentation. Each dividend on the Series B Preferred Shares shall be paid to the Series B Holders on such day (which shall not be more than 15 days preceding the date fixed for payment of such dividend) as may be determined in advance from time to time by the directors.

3.	Conversion

3.1	Right to Convert

The Series B Holders shall have the right at any time and from time to time, up to the close of business on the earlier of the Exercise Date and the date which is the business day prior, to the Redemption Date (subject as hereinafter provided) to convert any or all of their series B Preferred Shares into Common Shares on the basis of 212 Common Shares for each Series B Preferred Share converted prior to the Exercise Date or the date which is the business day prior to the Redemption Date, as the case may be, until such time as the Conversion Basis shall be adjusted as provided in this Section 3 and, thereafter, on the adjusted Conversion Basis.

3.2	Conversion Procedure

The conversion right herein provided for may be exercised by notice in writing given to the transfer agent for the Series B Preferred Shares at its principal office in the City of Toronto or to such other transfer agent at such other city or cities as the Corporation may from time to time appoint, accompanied by the certificate or certificates representing Series B Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or his duly authorized attorney and shall specify the number of Series B Preferred Shares which the holder desires to have converted. The transfer form on the certificate or certificates in question need not be endorsed, except in the circumstances contemplated by clause 3.3. If less than all the Series B Preferred Shares represented by a certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Series B Preferred Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.

3.3	Person to Whom Common Shares Will be Issued

On any conversion of Series B Preferred Shares, the share certificate representing the Common Shares resulting from such conversion shall be issued in the name of the person who was the registered holder of the converted Series B Preferred Shares or in such name or names as such person may direct in writing, provided that such person shall pay any applicable security transfer taxes. Whenever the Common Shares are to be issued in the name of a person other than the registered holder of the Series B Preferred Shared’ to be converted, the transfer form on the back of the certificates in question shall be endorsed by the registered holder of the Series B Preferred Shares or his duly authorized attorney, with signature guaranteed in a manner satisfactory to the transfer agent.

3.4	Effective Date of Conversion

Subject to the provisions of clause 3.8, the right of a Series B Holder to convert his Series B Preferred Shares into Common Shares shall be deemed to have been exercised, and the Series B Holder whose shares are to be converted (or any person or persons in whose name or names such Series B Holder shall have directed certificates representing Common Shares to be issued, as provided in clause 3.3) shall be deemed to have become the holder of record of Common Shares for all purposes on the date of surrender of certificates representing the Series B Preferred Shares to be converted accompanied by notice in writing as provided in clause 3.2, notwithstanding any delay in the delivery of certificates representing the Common Shares into which such Series B Preferred Shares have been converted.

3.5	Effect of Redemption

In the case of any Series B Preferred Shares which may be called for redemption, the right of conversion thereof shall, notwithstanding anything herein contained, cease and terminate at the close of business on the business day next preceding the Redemption Date; provided, however, that if the Corporation should fail to redeem such Series B Preferred Shares in accordance with the Redemption Notice, the right of conversion shall thereupon be revived and continued as if such shares had not been called for redemption.

3.6	Adjustment of Conversion Basis

(a)

If and whenever at any time prior to the Expiry Time, the Corporation shall (i) subdivide, redivide or change its then outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of shares or (iii) issue Common Shares to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend (other than a stock dividend which the holder of the Common Shares has elected to receive in lieu of a cash dividend paid in the ordinary course), the Conversion Basis then in effect shall be appropriately adjusted and any Series B Holder who has not exercised his right of conversion prior to the effective date of such subdivision, redivision, change, reduction, combination on consolidation or by the record date for the issue of such Common Shares by way of stock dividend, shall be entitled to receive and shall accept, upon the exercise of such right whether on the effective date or record date, as the case may be, or thereafter, in lieu of the number of Common Shares to which he was theretofore entitled upon conversion, the aggregate number of Common Shares that such Series B Holder would have been entitled to receive as a result of such subdivision, redivision, change, reduction, combination or consolidation, if on the effective date thereof, or as a result of such issue of Common Shares, if, on the record date therefor, he had been the registered holder of the number of Common Shares to which he was theretofore entitled upon conversion.

(b)	If and whenever at any time prior to the Expiry Time the Corporation shall fix a record date for the issuance to all or substantially all the holders of its outstanding Common Shares of rights, options or warrants entitling such holders, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities of the Corporation convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 90% of the Market Price for a Common Share on such record date (any such event being herein referred to as a “Rights Offering”), then the Conversion Basis then in effect shall be adjusted immediately after such record date by dividing such Conversion Basis by the quotient obtained when:

(i)	the sum of the number of Common Shares outstanding on such record date and a number determined by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase under the Rights Offering (or the aggregate conversion or exchange price of the convertible securities so offered) by the Market Price for a Common Share on such record date;

is divided by

(ii)	the sum of the number of Common Shares outstanding on such record date and the number of additional Common Shares offered for subscription or purchase under the Rights Offering (or the number of Common Shares into which the securities so offered are convertible).

The resulting quotient, adjusted to the nearest 1/100th, shall thereafter be the Conversion Basis until further adjusted as provided in this clause 3.6. If at the date of expiry of the rights, options or warrants subject to the Rights Offering less than all the rights, options or warrants have been exercised, then the Conversion Basis shall be readjusted immediately after the date of expiry to the Conversion Basis which would have been in effect on the date of expiry had the only rights, options or warrants issued been those that were exercised.

(c)	If and whenever at any time prior to the Expiry Time the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) shares of the Corporation of any class other than Common Shares, (ii) rights, options or warrants (excluding a Rights Offering referred to in subclause 3.6(b)), (iii) evidences of its indebtedness or (iv) assets, excluding cash dividends paid in the ordinary course (any such event being herein referred to as a “Special Distribution”) then, in each such case, the Conversion Basis then in effect shall be adjusted immediately after such record date at which the holders of Common Shares are determined for the purposes of the Special Distribution by dividing such Conversion Basis by the quotient obtained when

(i)	the difference obtained when the amount by which the aggregate fair market value, as determined by the directors, of the shares, rights, options, warrants, evidences of indebtedness or assets, as the case may be, distributed in the Special Distribution exceeds the fair market value of the consideration, if any, received therefor by the Corporation is subtracted from the product obtained when the number of Common Shares outstanding on the record date is multiplied by the Market Price for a Common Share on such date;

is divided by

(ii)	the product obtained when the number of Common Shares outstanding on the record date is multiplied by the Market Price for a Common Share on such date;

provided that no such adjustment shall be made if the result of such adjustment would be to decrease the Conversion Basis in effect immediately before such record date. The resulting quotient, adjusted to the nearest 1/100th, shall thereafter be the Conversion Basis until further adjusted as provided in this clause 3.6.

3.7	Rules for Adjustment of the Conversion Basis

The following rules and procedures apply to adjustments of the Conversion Basis made pursuant to clause 3.6:

(a)	any Common Shares owned or held by or for the account of the Corporation shall be deemed not be outstanding except that, for the purposes of this subclause 3.7(a), any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

(b)

if the purchase price provided for in any Rights Offering (the “Rights Offering Price”) referred to in subclause 3.6(b) is decreased, the Conversion Basis shall forthwith be changed so as to increase the Conversion Basis to such Conversion Basis as would have been obtained had the adjustment to the Conversion Basis made pursuant to subclause 3.6(b) upon the issuance of such Rights Offering been made upon the basis of the Rights Offering Price as so decreased; provided that the provisions of this subclause 3.7(b) shall not apply to any decrease in the Rights Offering Price resulting from provisions in any such Rights Offering designed to prevent dilution if the resulting increase in the Conversion Basis under this subclause 3.7(b) shall not have been proportionately greater than the increase, if any, in the Conversion Basis to be made at the same time pursuant to the provisions of this Section 3 by virtue of the occurrence of the event giving rise to such decrease in the Rights Offering Price;

(c)	no adjustment in the Conversion Basis shall be required unless such adjustment would require an increase or a decrease of at least one per cent of the prevailing Conversion Basis would result; provided, however, that any adjustment which, except for the provisions of this subclause 3.7(c), would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment;

(d)	in the absence of a resolution of the directors fixing a record date for a Special Distribution or a Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected;

(e)	if any question shall at any time arise with respect to adjustments in the Conversion Basis, such question shall be conclusively determined by the auditors of the Corporation and any such determination shall be binding upon the Corporation and all transfer agents and all shareholders of the Corporation; and

(f)	forthwith after any adjustment in the Conversion Basis pursuant to clause 3.6, the Corporation shall file with the transfer agent of the Corporation for the Series B Preferred Shares, a certificate of two senior officers of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, the event requiring and the manner of computing such adjustment, the Corporation shall also give written notice to the Series B Holders of the adjustment in the Conversion Basis.

3.8	Entitlement to Dividends

Each Series B Holder on the record date for any dividend declared payable on the Series B Preferred Shares shall be entitled to such dividend notwithstanding that any Series B Preferred Share owned by him is converted after such record date and before the payment date of such dividend. The registered holder of Common Shares resulting from any conversion effected pursuant to this Section 3 shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends declared payable to holders of Common Shares of record on or after the effective date of conversion. Except as aforesaid, no payment or adjustment will be made on account of any dividend declared or accrued prior to the effective date of conversion on the Series B Preferred Shares converted or the Common Shares resulting from any conversion.

3.9	Notice of Certain Events

If the Corporation intends to fix a record date for any Rights Offering or Special Distribution, the Corporation shall, not less than 14 days prior to such record date, notify each Series B Holder of such intention by written notice setting forth the particulars of such Rights Offering or Special Distribution in reasonable detail to the extent that such particulars have been determined at the time of giving the notice.

3.10	Avoidance of Fractional Shares

In any case where a fraction of a Common Share would ‘Otherwise be issuable on conversion of one or more Series B Preferred Shares, the Corporation shall adjust such fractional interest by the payment by cheque of an amount equal to the then current market value of such fractional interest computed on the basis of the closing board lot trading price (or the last bid price whenever there has been no board lot trade) for the Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not listed on The Toronto Stock Exchange, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the directors) next preceding the date of such surrender. In the event that the Common Shares are not listed on any stock exchange, the current market value of such fractional interest shall be determined by the directors.

3.11	Postponement of Issuance of Shares upon Conversion

In any case where the application of the foregoing provisions of this Section 3 results in an increase of the

Conversion Basis taking effect immediately after the record date for a specific event referred to in clause 3.6, if any Series B Preferred Shares are converted after that record date and prior to completion of the event, the Corporation may postpone the issuance to the Series B Holder of the additional Common Shares to which he is entitled by reason of the increase of the Conversion Basis, but such additional Common Shares shall be so issued and delivered to the Series B Holder upon completion of the event and the Corporation shall deliver to the Series B Holder an appropriate instrument evidencing his right to receive such additional Common Shares.

3.12	Reservation of Common Shares

The Corporation covenants and agrees that, so long as any of the Series B Preferred Shares are outstanding and entitled to the right of conversion herein provided, it will at all times reserve and hold out of its unissued Common Shares a sufficient number of unissued Common Shares to enable all of the Series B Preferred Shares outstanding to be converted upon the basis and upon the terms and conditions herein provided in this Section 3; provided that nothing herein contained shall affect or restrict the right of the Corporation to increase the number of its Common Shares in accordance with the Canada Business Corporations Act (the “Act”) or to issue such Common Shares from time to time.

4.	Redemption

4.1	Right to Redeem

Subject to clause 4.2 and Section 6 and to any applicable restrictions imposed by law, the Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Series B Preferred Shares on payment for each share to be redeemed of $100 together with all accrued and unpaid dividends thereon, calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to but excluding the Redemption Date.

4.2	Partial Redemption

The Corporation shall not redeem less than all of the Series B Preferred Shares unless all cumulative dividends then payable on such shares or any shares ranking on a parity therewith have been declared and paid. Subject to clause 4.3, if less than all of the Series B Preferred Shares are to be redeemed pursuant to the provisions of clause 4.1, the Corporation shall select those shares which are to be redeemed by lot, on a pro rata basis or in such other manner as the directors may deem equitable.

4.3	Mandatory Redemption

Subject to Section 6 and to any applicable restrictions imposed by law, and notwithstanding subclause 6(c), the Corporation, after giving notice in accordance with clause 4.4, shall redeem on the 31st day of October in each year, commencing the year ended October 31, 1993, up to and including October 31, 1997, 1,835 of the then issued and outstanding Series B Preferred Shares. In each such year, any Series B Preferred Shares redeemed by the Corporation pursuant to clause 4.1 or clause 6.1 or purchased for cancellation by the Corporation pursuant to Section 5 shall be taken into account in determining the extent of the Corporation’s redemption obligation, pursuant to this clause 4.3, in such year. If in any year prior to the year ended October 31, 1993 the Corporation should redeem, pursuant to clause 4.1 or clause 6.1, or should purchase, pursuant to Section 5, any Series B Preferred Shares, such shares shall be taken into account in determining the extent of the Corporation’s redemption obligation pursuant to this clause 4.3 in subsequent years. If in the year ended October 31, 1993 or in any subsequent year the Corporation should redeem, pursuant to clause 4.1 or this clause 4.3 or clause 6.1, or should purchase for cancellation, pursuant to Section 5, in the aggregate greater than 1,835 of the Series B Preferred Shares outstanding on the date for mandatory redemption in that year, such shares so redeemed or purchased over and above the Series B Preferred Shares on such date shall be taken into account in determining the extent of the Corporation’s redemption obligation pursuant to this clause 4.3 in subsequent years. Any redemption made pursuant to this clause 4.3 shall be made on a pro rata basis, disregarding fractions. The redemption price payable in respect of each Series B Preferred Share redeemed pursuant to this clause 4.3 shall be $100 together with all accrued and unpaid dividends thereon, calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to the Redemption Date.

4.4	Notice of and Procedure for Redemption

In the case of redemption of Series B Preferred Shares under the provisions of this Section 4, the Corporation shall, at least 30 days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Series B Preferred Shares which are to be redeemed a notice in writing of the intention of the Corporation to redeem such shares (the “Redemption Notice”). The Redemption Notice shall set out the price at which the shares are to be redeemed (the “Redemption Price”) and the date upon which the redemption is to take place (the “Redemption Date”) and, if part only of the Series B Preferred Shares held by the person to whom it is addressed are to be redeemed, the number thereof so to be redeemed. On or after the Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Series B Preferred Shares to be redeemed the Redemption Price thereof upon presentation and surrender of the certificates representing the shares called for redemption at the registered office of the Corporation or any other place designated in the Redemption Notice. If a part only of the shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

From and after the Redemption Date referred to in the Redemption Notice, the Series B Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected.

The Corporation shall have the right at any time after the mailing of the Redemption Notice to deposit the Redemption Price of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the Series B Holders in connection with such redemption to a special account in a specified chartered bank or trust company in Canada named in the Redemption Notice, to be paid without interest to or to the order of the respective holders of such Series B Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in the Redemption Notice, whichever is the later, the Series B Preferred Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the Series B Holders in respect thereof after such deposit or the Redemption Date, as the case may be, shall be limited to receiving, without interest, their proportionate part of the total Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively.

5.	Purchase

To the extent permitted by applicable law and subject to the provisions of Section 6, the Corporation may at any time or from time to time purchase (if obtainable) for cancellation all or any part of the outstanding Series B Preferred Shares at the lowest price at which, in the opinion of the directors, such shares are obtainable. Except where the purchase for cancellation is made on the open market or where 66-2/3 per cent of the holders of the outstanding Series B Preferred Shares consent to the purchase, the Corporation may purchase such shares only pursuant to tenders received by the Corporation upon request for tenders addressed to all the Series B Holders and the Corporation shall accept only the lowest tenders. Where, in response to the invitation for tenders, two or more Series B Holders submit tenders at the same price and the tenders are accepted by the Corporation as to part only of the Series B Preferred Shares offered, the Corporation shall accept part of the Series B Preferred Shares offered in each tender in proportion as nearly as may be to the total number of Series B Preferred Shares offered in each tender (disregarding fractions).

6.	Redemption at the Option of the

Holders of the Series B Preferred Shares

6.1	Right to Retraction

Subject to the provisions of subsection 34(2) of the Act, as now enacted or as the same may from time to time be amended, reenacted or replaced (and in the case of such amendment, reenactment or replacement, any references herein shall be read as referring to such amended, reenacted or replaced provisions), the registered holders of Series B Preferred Shares may, at their option and in the manner hereinafter provided, require the Corporation to redeem on October 31, 1993 and thereafter on October 31 in any year up to 1997 inclusive, up to 1,835 Series B Preferred Shares in the aggregate held by such holders upon payment for each share to be redeemed of a sum of $100 together with all accrued and unpaid preferential cumulative cash dividends thereon (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to but excluding the date of redemption).

6.2	Partial Retraction

If less than all of the Series B Preferred Shares tendered are to be redeemed pursuant to the provisions of clause 6.1, the Corporation shall select those shares which are to be redeemed by lot, on a pro rata basis, among the holders thereof.

6.3	Notice of and Procedure for Retraction

In the case of the redemption of Series B Preferred Shares under the provisions of clause 6.1 hereof, the holder thereof shall on the 31st day of October in each year, commencing with the year ended October 31, 1993, deliver at the registered office of the Corporation a notice in writing (hereinafter called a “Retraction Notice”) signed by such holder requiring the Corporation to redeem such number of Series B Preferred Shares as indicated in said notice accompanied by the certificate or certificates representing the Series B Preferred Shares which such holder requires to be redeemed. As soon as practicable following receipt of a Retraction Notice, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Series B Preferred Shares to be redeemed the redemption price thereof. If a part only of the shares represented by any certificate be redeemed pursuant to the provisions of clause 6.1 hereof a new certificate for the balance shall be issued at the expense of the Corporation.

7.	Restriction on Dividends, Retirement and Issue of Shares

So long as any of the Series B Preferred Shares are outstanding, the Corporation shall not at any time, without, in addition to any approval that may then be prescribed by applicable law, the approval of the registered holders of the outstanding Series B Preferred Shares, as set forth under “Modification”:

(a)	declare, pay or set apart for payment any dividend on the Common Shares or any other shares of the Corporation ranking junior to the Series B Preferred Shares (other than a stock dividend payable in shares of the Corporation ranking junior to the Series B Preferred Shares); or

(b)	redeem, purchase or otherwise retire or make any capital distribution on or in respect of any Common Shares or any other shares of the Corporation ranking junior to the Series B Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Series B Preferred Shares); or

(c)	except in connection with the exercise of the retraction privilege attaching thereto, redeem, purchase or otherwise retire less than all the Series B Preferred Shares then outstanding; or

(d)	except in connection with the exercise of a retraction privilege attaching thereto, redeem, purchase or otherwise retire any other shares of the Corporation ranking on a parity with the Series B Preferred Shares; or

(e)	issue any additional Class I Preferred Shares, or any shares ranking prior to or on a parity with the Class I Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

unless all dividends up to and including the dividend payment date for the last completed period for which dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative Class I Preferred Shares and all other cumulative shares of the Corporation ranking prior to or on a parity with the Class I Preferred Shares in respect of the payment of the dividends then issued and outstanding and there shall have been paid or set apart for payment all declared and unpaid non-cumulative dividends in respect of each series of non-cumulative Class I Preferred Shares and all other non-cumulative shares of the Corporation ranking prior to or on a parity with the Class I Preferred Shares in respect of the payment of the dividends then issued and outstanding.

8.	Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Series B Holders shall be entitled to receive, for each Series B Preferred Share held, an amount equal to $100, together with all accrued and unpaid dividends thereon (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to the date of distribution) before any payment or distribution is made to the holders of Common Shares or any other shares ranking junior to the Series B Preferred Shares. After payment to the Series B Holders of the amount so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

9.	Modification

The provisions attaching to the Series B Preferred Shares as a series may be repealed, altered, modified or amended with such approval as may then be required by the

Act currently being at least two-thirds of the votes cast at a meeting or adjourned meeting of the holders of such shares duly called for the purpose at which a quorum is present.

10.	Voting Rights

Except as required by applicable law or as provided in this Section 10, the Series B Holders shall not be entitled to receive notice of, or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

The Series B Holders shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation at which directors are to be elected and shall be entitled., voting separately as a class along with the Series A Preferred Shares and all other series of Class I Preferred Shares which provide for or permit the sharing of such rights with the Series B Preferred Shares, to elect one director of the Corporation so long as there are at least 25,000 Class I Preferred Shares outstanding with such a right as at the date of such meeting; provided that nothing contained herein shall be deemed to restrict the right or ability of the Corporation to increase or decrease the number of its directors from time to time. In-the case where one or more subsequently created series of Class I Preferred Shares provide for or permit the sharing of such right with the Series A Preferred Shares and the Series B Preferred Shares, the voting for the election of a director as aforesaid shall be done together with the voting by the holders of such other one or more series, so that such director shall be elected at a combined meeting of the Series A Holders and Series B Holders and of the holders of such one or more subsequently created series of Class I Preferred Shares. Notwithstanding Section 12, the approval of a majority of the holders of Series A Preferred Shares and Series B Preferred Shares and of such one or more subsequently created series present at a combined meeting called for the purpose of electing directors of the Corporation and held on at least 21 days’ notice shall be sufficient for the purpose of electing such director.

11.	Amendments to the Series B Provisions

The Series B Provisions may be repealed, altered, modified, amended or varied only with the sanction of the holders of the Series B Preferred Shares given in the manner provided in Section 12 in addition to any other approval required by the Act or any other statutory provision of like or similar effect, from time to time in force.

12.	Approvals by Series B Holders

The approval of the Series B Holders with respect to any and all matters hereinbefore referred to may be given by at least two-thirds of the votes cast at a meeting of the Series B Holders duly called for that purpose and held upon at least 21 days’ notice, at which the holders of 25 per cent of the outstanding Series B Preferred Shares are present or represented by proxy. If at any such meeting the holders of 25 per cent of the outstanding Series B Preferred Shares are not present or represented by proxy within one-half an hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman of the meeting and not less than 21 days’ notice shall be given of such adjourned meeting, but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting, the Series B Holders present or represented by proxy may transact the business for which the meeting was originally called and the consent or approval of the Series B Holders may be given by a resolution passed thereat by not less than two-thirds of the votes cast at such adjourned meeting. The formalities to be observed with respect to the giving of notice of any such meeting and the conduct thereof shall from time to time be prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting, every Series B Holder shall be entitled to one vote in respect of each Series B Preferred Share held by him.

13.	Notices

Any notice required or permitted to be given to a Series B Holder shall be mailed by letter, postage prepaid, or delivered to such Series B Holder at his address as it appears on the records of the Corporation or, in the event of the address of any such Series B Holder not so appearing, at the last known address of such Series B Holder. The accidental failure to give notice to one or more of such Series B Holders shall not affect the validity of any action requiring the giving of notice by the Corporation. Any notice given as aforesaid shall be deemed to be given on the date upon which it is mailed or delivered.

14.	Priority

The Series B Preferred Shares shall rank on a parity with all outstanding series of Class I Preferred Shares and with any other series of Class I Preferred Shares that may be issued in the future with respect to the payment of dividends and in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs.

Industry Canada Canada Business Corporations Act	Industrle Canada Lol canadienne sur les sociétés par actions

FORM 3 NOTICE OF REGISTERED OFFICE OR NOTICE OF CHANGE OF ADDRESS OF REGISTERED OFFICE (SECTION 19)	FORMULAIRE 3 AVIS DE DÉSIGNATION OU DE CHANGEMENT D’ADRESSE DU SIÉGE SOCIAL (ARTICLE 19)

1 – Name of the Corporation – Dénomination sociale de la société		2 – Corporation No. – No de la société

	PATHEON, INC.	419970-7
3 – Street address of Registered Office – adresse civique du siége social

Suite 350 7070 Mississauga Road Mississauga, Ontario L5N 7J8 (and mailing address, if different from that of registered office) - (si l’adresse postale différe de celle du siége social)

CAUTION:	Address of registered office must be within the province or territory that Is described In the Articles at Item 2; otherwise an amendment to the Articles Is required, using Form 4, In addition to this form (see paragraph 173(1) b) of the Act).
AVIS :	L adresse du siége social dolt se situer dans les IlmItes de la province ou du terrItolre Indlqué dans les statuts à la rubrlque 2. Sinon, II taut modifier les statuts en déposant le formulalre 4, en plus du présent formulalre (voir l’allnéa 173(1) b) de la Loi).
4 – Effective Date of Change – Date de prise d’effet

Effective date of amalgamation
5 – Previous Address of Registered Office – adresse précédente du siége social

Not applicable

Signature	Printed Name – Nom en lettres moulées	6 – Capacity of – En qualité de	7 – Tel. No. – No de tel.

/s/ Riccardo Trecroce	Riccardo Trecroce	Secretary	905-812-6877
FOR DEPARTMENTAL USE USE ONLY – A L‘USAGE DU MINISTERE SEULEMENT

Industry Canada Canada Business Corporations Act	Industrle Canada Loi canadienne sur les sociétés par actions	FORM 6 NOTICE OF DIRECTORS, NOTICE OF CHANGE OF DIRECTORS OR NOTICE OF CHANGE OF ADDRESS OF A PRESENT DIRECTOR [SECTIONS 106 AND 113(1)]	FORMULAIRE 6 LIS TE DES ADMINISTRATEURS, AVIS DE CHANGEMENT DES ADMINISTRATEURS OU AVIS DE CHANGEMENT D’ADDRESSE D’UN ADMINISTRATEUR ACTUEL [ARTICLES 106 ET 113(1)]

1 – Name of the Corporation – Dénomination sociale de la société	2 – Corporation No. – No de la société

PATHEON, INC.	419970-7

3 – The following persons have became directors of this corporation – Les personnes sulvantes sont devenues administrateurs de la présente société
Name – Nom	Effective Date Date d’entrée en vigueur	Residential Address – Adresse domicillaire	Resident Canadian – Y/N Résident canadien – O/N
See attached Schedule A
4 – The following persons ceased to be directors of this corporation – Les personnes suivantes ont cessé d’étre administrateurs de la présente société
Name – Nom	Effective Date Date d’entrée en vigueur	Residential Address – Adresse domicillaire
Not applicable
5 – The directors of this corporation now are – Les administrateurs de la présente société sont maintenant
Name – Nom	Residential Address – Adresse domicillaire		Resident Canadian – Y/N Résident canadien – O/N

See attached Schedule B
6 – Change of address of a present director – Changement d’adresse d’un administrateur actuel
Name – Nom	Effective Date Date d’entrée en vigueur	Former Residential Address Adresse domicillaire précédente	New Residential Address Nouvelle adresse résidentielle

Signature	Printed Name – Nom an lettres moulées	7 – Capacity of – En qualité de	8 – Tel. No. – No de tel.

/s/ Riccardo Trecroce	Riccardo Trecroce	Secretary	905-812-6877
FOR DEPARTMENTAL USE USE ONLY – A L’USAGE DU MINISTERE SEULEMENT

Schedule A

to Form 6, Notice of Directors,

Notice of Change of Directors or

Notice of Change of address of a Present Director

Name	Effective Date	Residential Address	Resident Canadian – Y/N
James E. Arnett	Effective date of amalgamation	500 Avenue Road, Suite 1102 Toronto, ON M4V 2J6	Y

Nick A. DiPietro	Effective date of amalgamation	12 Nadine Cres. St. Catharines, ON L2W 1C1	Y

Bryce W. Douglas	Effective date of amalgamation	140 Glen Road Toronto, ON M4W 2W3	Y

Peter A.W. Green	Effective date of amalgamation	Frog Hollow 13215 Guelph Line Campbellville, ON L0P 1B0	Yes

The Hon. Roy MacLaren	Effective date of amalgamation	425 Russell Hill Toronto, ON M5P 2S4	Yes

George L. Ploder	Effective date of amalgamation	2373 Doulton Drive Mississauga, ON L5H 3M4	Yes

Robert C. Tedford	Effective date of amalgamation	54 Cluny Drive Toronto, ON M4W 2R2	Yes

Derek J. Watchorn	Effective date of amalgamation	16530 Concession 8 RR#1 Schomberg, ON LOG 1TO	Yes

Gregory C. Wilkins	Effective date of amalgamation	19 Highland Avenue Toronto, ON M4W 2A2	Yes

Schedule B

to Form 6, Notice of Directors,

Notice of Change of Directors or

Notice of Change of address of a Present Director

Name	Residential Address	Resident Canadian – Y/N
James E. Arnett	500 Avenue Road, Suite 1102 Toronto, ON M4V 2J6	Y

Nick A. DiPietro	12 Nadine Cres. St. Catharines, ON L2W 1C1	Y

Bryce W. Douglas	140 Glen Road Toronto, ON M4W 2W3	Y

Peter A.W. Green	Frog Hollow 13215 Guelph Line Campbellville, ON L0P 1B0	Yes

The Hon. Roy MacLaren	425 Russell Hill Toronto, ON M5P 2S4	Yes

George L. Ploder	2373 Doulton Drive Mississauga, ON L5H 3M4	Yes

Robert C. Tedford	54 Cluny Drive Toronto, ON M4W 2R2	Yes

Derek J. Watchorn	16530 Concession 8 RR#1 Schomberg, ON LOG 1TO	Yes

Gregory C. Wilkins	19 Highland Avenue Toronto, ON M4W 2A2	Yes

Industry Canada	Industrie Canada

Certificate of Amendment		Certificat de modification

Canada Business Corporations Act		Loi canadienne sur les sociétés par actions

PATHEON, INC.		419970-7

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☑	b) en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☐	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw		April 26, 2007 / le 26 avril 2007
Richard G. Shaw Director - Directeur		Date of Amendment – Date de modification

Industry Canada Canada Business Corporations Act	Industrle-Canada Loi canadienne sur les sociétés par actions	FORM 4 ARTICLES OF AMENDMENT (SECTIONS 27 OR 1 77)	FORMULAIRE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)
1 – Name of the Corporation – Dénomination sociale de la sociétés			2 – Corporation No. – No de la sociétés

PATHEON, INC.			4199707
3 – The articles of the above-named corporation are amended as follows: Les statute de la sociétés susmentionnée ci-dessus sont modifiés de la sulvanta:

The authorized share capital of the Corporation is amended by:

(a) redesignating the issued and unissued common shares of the Corporation as restricted voting shares and substituting “restricted voting shares’ or “restricted voting share” for each reference in the articles of the Corporation to ‘common shares’ or “common share”, respectively;

(b) increasing the authorized capital of the Corporation by creating 150,000 Class I Preferred Shares, Series C shares; and

(c) increasing the authorized capita) of the Corporation by creating 150,000 Class I Preferred Shares, Series D shares.

The rights, privileges, restrictions and conditions attaching to the Class I Preferred Shares, Series C shares ere set out on Schedule A annexed hereto and the rights, privileges, restrictions and conditions attaching to the Class I Preferred Shares, Series D shares are set out on Schedule B annexed hereto.

Signature /s/ Gregory Shepard	Printed Name –Nom an lettres moulées Gregory Shepard	4 – Capacity of – En qualité de Corporate Secretary	5 – Tel. No. – No de tel. 905 812 2125

SCHEDULE A

The Class I Preferred Shares, Series C (the “Series C Preferred Shares”) shall have the following rights, privileges, restrictions and conditions (the “Series C Provisions”) in addition to the rights, privileges, restrictions and conditions attaching to the Class I Preferred Shares as a class:

1.	Interpretation

1.1	Definitions

Where used in these Series C Provisions, the following terms shall, unless -there is something in the context otherwise inconsistent therewith, have the meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Act” means the Canada Business Corporations Act;

“Adjustment Election” has the meaning set out in Section 4.2;

“affiliate” has the meaning given to that term in NI 45-106;

“associate” has the meaning given to that term in NI 45-106;

“business day” means a day other than a Saturday, Sunday or any other statutory holiday in the City of Toronto, Ontario or New York, New York;

“Capital Reorganization” has the meaning given to that term in Section 5.3(b);

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Act (Ontario)) other than the Purchaser and its affiliates, of capital stock of the Company representing more than a majority of the aggregate ordinary voting power represented by the issued and outstanding voting securities of the Company; (b) if, during any period of up to 12 consecutive months, commencing on the Original Issue Date, individuals who at the beginning of such period (together with any new directors whose election or whose nomination for election by the stockholders was approved by a vote of 66-2/3% of the directors then still in office who were either, directors at the beginning of such period or whose election or nomination was previously so approved or was otherwise consented to by the directors elected by holders of Series D Preferred Shares) were directors of the Company shall cease for any reason (other than the death, disability or retirement of an officer of the Company that is serving as a director at such time so long as another officer of the Company replaces such person as a director or the replacement of designees of the Series C Holders pursuant to the terms hereof) to constitute a majority of the Board of Directors of the Company; or (c) the consummation of any merger, consolidation, amalgamation or similar scheme or arrangement pursuant to which the Company is not the surviving or resulting corporation and as a result of which the stockholders of the Company immediately prior to such transaction cease to own, directly or indirectly, beneficially or of record, at least a majority of the voting power of the outstanding shares of capital stock of the surviving or resulting corporation in such transaction;

“Conversion Notice” has the meaning given to that term in Section 5.1(b);

“Conversion Rate” at any time means the number of Restricted Voting Shares obtained when the Issue Price is divided by the Reference Price, subject to the cumulative effect of all adjustments contemplated by Section 4 and Section 5;

“Convertible Security” means any evidence of indebtedness, share or other security convertible into or exchangeable for Restricted Voting Shares;

“Current Market Price” of the Restricted Voting Shares on any date means the volume weighted average trading price per share at which the Restricted Voting Shares have traded in board lots on the TSX or, if the Restricted Voting Shares are not then listed on the TSX, on such stock exchange or automated quotation system on which such shares are listed or quoted as may be selected by the board of directors for such purpose or, if not listed on any stock exchange, in the over-the-counter market, in each case, as of the last full trading day prior to the date of determination;

“director” means a director of the Corporation for the time being and “directors” or “board of directors” means the board of directors of the Corporation and reference, without further elaboration, to any action by the directors means action by the directors of the Corporation as a board;

“Dividend Payment Date” has the meaning given to that term in Section 3.1(a);

“Fiscal Year” means, in respect of the Corporation, the twelve-month period ending October 31 in each year;

“herein”, “hereto”, “hereunder”, “hereof”, “hereby” and similar expressions mean or refer to these Series C Provisions and not to any particular section, paragraph, clause, subclause, subdivision or portion hereof and the expression “Section” followed by a number or a letter means and refers to the specified section of these Series C Provisions;

“Initial Adjustment Period” has the meaning set out in Section 4.1;

“Issue Price” means US$1,000 per Series C Preferred Share;

“Junior Shares” means any shares in the capital of the Corporation ranking after or subordinate to the Series C Preferred Shares as to the payment of dividends or the return of capital, including, without limiting the generality of the foregoing, the Restricted Voting Shares;

“Mandatory Conversion Date” has the meaning given to that term in Section 5.2(b);

“Mandatory Conversion Notice” has the meaning given to that term in Section 5.2(b);

“NI 45-106” means National Instrument 45-106 of the Canadian Securities Administrators;

“Maturity Date” means the tenth anniversary of the Original Issue Date;

“Option” means any right, option, warrant or other security carrying, or agreement pursuant to which any person has, a contingent or vested right to acquire Restricted Voting Shares or Convertible Securities;

“Original Issue Date” means the first date of issuance of Series C Preferred Shares, which is expected to be April 27, 2007;

“person” includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executive, administrator, legal personal representative, estate group, corporation, unincorporated association organization, governmental authority, syndicate, or other entity, whether or not having legal status;

“Purchaser” means JLL Partners Fund V, L.P.;

“Reference Price” means US$4.77 (representing the approximate U.S. dollar equivalent of C$5.55 as at March 1, 2007), subject to adjustment in accordance with Section 5;

“Restricted Voting Share Reorganization” has the meaning given to that term in Section 5.3(a);

“Restricted Voting Shares” means the restricted voting shares without par value in the capital of the Corporation;

“Series C Holder” means a person recorded on the securities register of the Corporation as being the registered holder of one or more Series C Preferred Shares;

“Series C Liquidation Preference” as of any date, means the Issue Price per Series C Preferred Share subject to adjustment in accordance with Section 4, plus all accrued and unpaid dividends per Series C Preferred Share as of such date, calculated pursuant to Section 3.1(a);

“Series D Preferred Shares” means the Class I Preferred Shares, Series D in the capital of the Corporation;

“Stub Period Fraction” shall mean a fraction, (x) the denominator of which is equal to the number of days between the last Dividend Payment Date prior to the date of the conversion or Liquidation, as the case may be, and the next Dividend Payment Date after the date of the conversion or Liquidation, and (y) the numerator of which is equal to the number days elapsed from the last Dividend Payment Date to the date of such conversion or Liquidation; and

“TSX” means the Toronto Stock Exchange.

1.2	Gender, etc.

Words importing only the singular number include the plural and vice versa and words importing any gender include all genders.

1.3	Currency

Unless otherwise indicated, all monetary amounts referred to herein shall be in lawful money of Canada.

1.4	Headings

The division of these Series C Provisions into sections, paragraphs or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5	Business Day

In the event that any date upon which any dividends on the Series C Preferred Shares are payable by the Corporation, or upon or by which any other action is required to be taken by the Corporation or any Series C Holder hereunder, is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or by the next succeeding day which is a business day.

2.	Voting Rights

The Series C Holders shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation which the holders of the Restricted Voting Shares are entitled to attend and shall have one vote at all such meetings of the shareholders of the Corporation for each Restricted Voting Share into which a Series C Preferred Share held is then convertible in respect of all matters to be voted on by the holders of Restricted Voting Shares, except for the election of directors. Except as set out in these Series C Provisions or as otherwise required by law, the Series C Preferred Shares and Restricted Voting Shares hall vote together as a single class. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all Restricted Voting Shares into which Series C Preferred Shares held by each holder could then be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

3.	Dividends

3.1	Cash Dividend Entitlement

(a) After the Initial Adjustment Period, subject to Section 4.2, the Series C Holders, in priority to the holders of Restricted Voting Shares and any other Junior Shares, shall be entitled to receive and, subject to the Act, the Corporation shall pay, as and when declared by the board of directors out of monies properly applicable to the payment of dividends, cumulative preferential dividends, from October 28, 2009 through and including the date on which such dividends are paid at the annual rate of 8.50% of the applicable Series C Liquidation Preference per Series C Preferred Share, payable in arrears on the 27th day of each of July, October, January and April (the “Dividend Payment Date”), commencing on January 27, 2010; provided that accumulated and unpaid dividends for any prior quarterly period may be paid at any time. Subject to Section 4.2, such dividends shall be deemed to accrue on the Series C Preferred Shares from October 28, 2009 and be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

(b) From and after the conversion of any Series C Preferred Share into Restricted Voting Shares, (i) the Series C Holder of such Series C Preferred Share shall not be entitled to the payment of any accrued and unpaid cumulative dividends on such Series C Preferred Share referred to in Section 3.1(a) above, whether or not theretofore declared by the board of directors, and (ii) such Series C Holder shall be deemed to have waived its entitlement to receive any such dividends on such Series C Preferred Share but shall be entitled to all dividends declared and paid on the Restricted Voting Shares on or after such conversion.

3.2	Restriction on Dividends on Junior Shares

Commencing with the Fiscal Year ending October 31, 2010, no dividends or distributions shall be paid on the Junior Shares, and no Junior Shares shall redeemed, repurchased or otherwise acquired for value by the Company, in any Fiscal Year until dividends on the Series C Preferred Shares in the full preferential amount specified in. Section 3.1(a), less the amount of any such dividends otherwise payable on a Dividend Payment Date in respect of which the Corporation has made the Adjustment Election pursuant to Section 4.2 (or such Adjustment Election has been to deemed to have been made as provided below), have been declared and paid during such Fiscal Year.

4.	Periodic Adjustments

4.1	Initial Adjustment Period

During the period from the Original Issue Date to and including October 27, 2009 (the “Initial Adjustment Period”), on the 27th day of each of July, October, January and April no dividends shall be payable on the Series C Preferred Shares, but each of the Series C Liquidation Preference and the Conversion Rate shall be automatically adjusted by multiplying each of the Series C Liquidation Preference and the Conversion Rate in effect immediately prior to such date by 1.02125. Accordingly, on the dates set out below, for illustrative purposes, the Series C Liquidation Preference per Series C Preferred Share and the Conversion Rate, assuming that no other adjustment to the Reference Price is required pursuant to Section 5, will be as follows:

Date	Series C Liquidation Preference	Conversion Rate

July 27, 2007	$1,021.25	214.1644
October 27, 2007	$1,042.95	218.7154
January 27, 2008	$1,065.11	223.3631
April 27, 2008	$1,087.74	228.1096
July 27, 2008	$1,110.85	232.9569
October 27, 2008	$1,134.46	237.9072
January 27, 2009	$1,158.57	242.9628
April 27, 2009	$1,183.19	248.1257
July 27, 2009	$1,208.33	253.3984
October 27, 2009	$1,234.01	258.7831

4.2	Adjustment Election

(a) Notwithstanding Section 3.1(a), after the Initial Adjustment Period, in lieu of payment or accumulation of dividends to which the Series C Holders would otherwise be entitled on any Dividend Payment Date pursuant to Section 3.1(a), the Corporation may elect (the “Adjustment Election”) to instead adjust each of the Series C Liquidation Preference and the Conversion Rate on such Dividend Payment Date by multiplying each of the Series C Liquidation Preference and the Conversion Rate in effect immediately prior to such Dividend Payment Date by 1.02125.

(b) If the Corporation determines to make the Adjustment Election in respect of a Dividend Payment Date, it shall deliver or cause to be delivered, in accordance with Section 9, a notice of such election (the “Adjustment Election Notice”) at least 10 days before such Dividend Payment Date to the Series C Holders at their last addresses as the same appear on the books of the Corporation. The Adjustment Election Notice, if delivered in the manner herein provided, shall be conclusively deemed to have been duly given, whether or not the Series C Holders receive such notice. Each such Adjustment Election Notice shall specify the Dividend Payment Date in respect of which such election is made and shall set out the Series C Liquidation Preference and the Conversion Rate immediately before and after giving effect to the adjustment thereof pursuant to Section 4.2(a).

(c) In the event that the Company fails to give the notice required by Section 4.2(b) and fails to make payment of the required dividend in cash, the Conversion Rate shall be adjusted as provided in Section 4.2(b) as though the Company had given an Adjustment Election Notice with respect to such Dividend Payment Date.

4.3	Adjustments Cumulative; Pro Rata Adjustment for Partial Periods

(a) For the avoidance of doubt, all adjustments to the Conversion Rate contemplated by this Section 4 shall be cumulative in effect and each adjustment shall be applied to the

Conversion Rate as adjusted on the immediately prior Dividend Payment Date, subject to adjustment of the Reference Price pursuant to Section 5 hereof. In the event of any adjustment to the Reference Price pursuant to Section 5 hereof, the Conversion Rate shall be calculated to give effect to all prior adjustments contemplated by this Section 4 as though the Reference Price as adjusted pursuant to Section 5 were the Reference Price from the Original Issue Date, and all adjustments to the Conversion Rate pursuant to this Section 4 were then applied.

(b) In the event of any conversion of the Series C Preferred Shares pursuant to Section 5 hereof at a time between Dividend Payment Dates, either (i) if the conversion occurs during the Initial Adjustment Period or if the conversion occurs after the Initial Adjustment Period and the Corporation so elects, the Conversion Rate then in effect shall be multiplied by the sum of (A) one (1) plus (B) (x) 0.02125 multiplied by (y) the Stub Period Fraction, or (ii) if the conversion occurs after the Initial Adjustment Period and the Corporation elects not to make the adjustment described in (i) above, the Corporation shall pay to the holder of such shares an amount equal to the product of (A) 0.02125 and (B) the Stub Period Fraction.

5.	Conversion

5.1	Optional Conversion

(a) Upon and subject to the terms and conditions set out in this Section 5.1, the Series C Holders shall have the right, at any time and from time to time, to convert all or any part of their Series C Preferred Shares into that number of fully paid and non-assessable Restricted Voting Shares that is equal to the number of Series C Preferred Shares to be converted multiplied by the Conversion Rate in effect on the date of conversion.

(b) The conversion right provided for in Section 5.1(a) may be exercised by any Series C Holder by delivery of a notice in writing (the “Conversion Notice”), together with the certificate or certificates representing the Series C Preferred Shares in respect of which the Series C Holder wishes to exercise its right of conversion and delivering such certificate or certificates to the Secretary of the Corporation at the Corporation’s registered office. The Conversion Notice shall be signed by such holder or by its duly authorized attorney or agent and shall specify the number of Series C Preferred Shares which the Series C Holder desires to have converted. If less than all the Series C Preferred Shares represented by a certificate or certificates are to be converted, the Series C Holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Series C Preferred Shares represented by the surrendered certificate or certificates that are not to be converted.

(c) The share certificates representing any Restricted Voting Shares issued upon the conversion of Series C Preferred Shares shall be issued at the expense of the Corporation in the name of the registered holder of the Series C Preferred Shares converted or in such name or names as the registered holder may direct in writing. In any case where the Restricted Voting Shares are to be issued in the name of a person other than the holder of the converted Series C Preferred Shares, the transfer form on the back of the certificates in question shall be endorsed by the registered holder of the Series C Preferred Shares or its duly authorized attorney or agent.

(d) Each Series C Holder who elects to convert its Series C Preferred Shares, in whole or in part (or any other person or persons in whose name or names any certificates representing Restricted Voting Shares are issued as provided in Section 5.1(c)), shall be deemed to have become the holder of record of the Restricted Voting Shares into which such Series C Preferred Shares are converted, for all purposes, on the date of receipt by the Corporation of a duly completed Conversion Notice and the certificate or certificates representing the Series C Preferred Shares to be converted as provided in Section 5.1(b) and, effective as of such date, the Series C Holder shall cease to be registered as the holder of record of the Series C Preferred Shares so converted.

5.2	Mandatory Conversion

(a) Upon and subject to the terms and conditions set out in this Section 5.2, at any time after the Initial Adjustment Period, if the Current Market Price exceeds 165% of the then applicable Reference Price during any sixty (60) consecutive trading days on the TSX, the Corporation shall have the right to require the Series C Holders to convert all, but not less than all, of their Series C Preferred Shares into that number of fully paid and non-assessable Restricted Voting Shares that is equal to the number of Series C Preferred Shares to be converted multiplied by the Conversion Rate in effect on the date of conversion (as adjusted pursuant to Section 4.3(b)).

(b) If the Corporation determines to require that all of the outstanding Series C Preferred Shares be converted into Restricted Voting Shares pursuant to Section 5.2(a), it shall fix a date for conversion (the “Mandatory Conversion Date”) and it shall deliver or cause to be delivered, in accordance with Section 9, a notice of such conversion (the “Mandatory Conversion Notice”) at least 10 days prior to the Mandatory Conversion Date to the Series C Holders at their last addresses as the same appear on the books of the Corporation. The Mandatory Conversion Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Series C Holders receive such notice. The Mandatory Conversion Notice shall specify the Mandatory Conversion Date, the number of Restricted Voting Shares into which each Series C Preferred Share is to be converted, the place or places for surrender of certificates representing such Series C Preferred Shares and that such Restricted Voting Shares will be delivered upon presentation and surrender of certificates representing such Series C Preferred Shares. The Mandatory Conversion Notice shall be accompanied by a certificate of an officer of the Corporation certifying that the Current Market Price has exceeded 165% of the then applicable Reference Price during any sixty (60) consecutive trading days on the TSX.

(c) As promptly as practicable upon receipt of a Mandatory Conversion Notice, but in any event within 5 business days after receipt thereof, each Series C Holder shall surrender the certificate or certificates for such Series C Preferred Shares, duly endorsed, at a place designated for such surrender. The share certificates representing any Restricted Voting Shares issued upon the conversion of Series C Preferred Shares shall be issued at the expense of the Corporation in the name of the registered holder of the Series C Preferred Shares converted or in such name or names as the registered holder may direct in writing. In any case where the Restricted Voting Shares are to be issued in the name of a person other than the holder of the converted Series C Preferred Shares, the transfer form on the back of the certificates in question shall be endorsed by the registered holder of the Series C Preferred Shares or its duly authorized attorney or agent.

(d) As promptly as practicable after the later of the Mandatory Conversion Date and the satisfaction of the requirements for surrender set forth in Section 5.2(c), but in any event within 5 business days after receipt thereof, the Corporation shall issue and deliver to such Series C Holder at the address designated in such instructions a certificate or certificates for the number of Restricted Voting Shares specified in the Mandatory Conversion Notice in accordance with this Section 5.2.

(e) Each Series C Holder (or any other person or persons in whose name or names any certificates representing Restricted Voting Shares are issued as provided in Section 52(c)), shall be deemed to have become the holder of record of the Restricted Voting Shares into which such Series C Preferred Shares are converted, for all purposes, on the Mandatory Conversion Date and, effective as of such date, the Series C Holder shall cease to be registered as the holder of record of the Series C Preferred Shares so converted.

5.3	Anti-Dilution Adjustments

(a) If and whenever at any time and from time to time the Corporation shall: (i) subdivide, redivide or change its then outstanding Restricted Voting Shares into a greater number of Restricted Voting Shares; (ii) reduce, combine or consolidate or change its then outstanding Restricted Voting Shares into a lesser number of Restricted Voting Shares; or (iii) issue Restricted Voting Shares or Convertible Securities to the holders of all or substantially all of its then outstanding Restricted Voting Shares by way of stock dividend or other distribution (any of such events being herein called a “Restricted Voting Share Reorganization”), the Conversion Rate shall be adjusted effective immediately after the record date at which the holders of Restricted Voting Shares are determined for the purpose of the Restricted Voting Share Reorganization by adjusting the Reference Price to a Reference Price that is the product of (i) the Reference Price in effect on the record date, and (ii) a fraction:

(i)	the numerator of which shall be the number of Restricted Voting Shares outstanding on the record date before giving effect to the Restricted Voting Share Reorganization; and

(ii)	the denominator of which shall be the number of Restricted Voting Shares outstanding after the completion of such Restricted Voting Share Reorganization (but before giving effect to the issue of any Restricted Voting Shares issued after such record date otherwise than as part of such Restricted Voting Share Reorganization), including, in the case where securities exchangeable or convertible into Restricted Voting Shares are distributed, the number of Restricted Voting Shares that would have been outstanding had such securities been exchanged for or converted into Restricted Voting Shares on such record date.

(b) If and whenever there is a capital reorganization of the Corporation not otherwise provided for in this Section 5.3 or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Corporation with or into another body corporate (any such event being called a “Capital Reorganization”), any Series C Holder who has not exercised its right of conversion prior to the record date for such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right at any time after the record date for such Capital Reorganization, in lieu of the number of Restricted Voting Shares to which it was theretofore entitled upon conversion, the amount of cash or other property or the aggregate number of shares or other securities of the Corporation or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, such holder had been the registered holder of the number of Restricted Voting Shares to which it was theretofore entitled upon conversion, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Section 5.3(a). No such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that the Series C Holders shall thereafter be entitled to receive such cash or other property, or the number of shares or other securities of the Corporation or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization.

5.4	Rules for Adjustment of Reference Price

The following rules and procedures shall be applicable to adjustments of the. Reference Price made pursuant to Section 5.3:

(a)	forthwith after any adjustment in the Reference Price, the Corporation shall deliver to each of the Series C Holders a certificate setting out the amount of such adjustment and, in reasonable detail, the event requiring and the manner of computing such adjustment; and

(b)	any question or issue that at any time or from time to time arises with respect to the Reference Price or any adjustment in the amount of the Reference Price shall be conclusively determined by the auditors from time to time of the Corporation and shall be binding upon the Corporation and all holders of the Series C Preferred Shares and Restricted Voting Shares.

5.5	Notice of Certain Events

If the Corporation intends to fix a record date for any Restricted Voting Share Reorganization (other than a subdivision, consolidation or reclassification) or Capital Reorganization, the Corporation shall, not less than 10 days prior to such record date, notify each Series C Holder of such intention by written notice setting forth the particulars of such Restricted Voting Share Reorganization or Capital Reorganization in reasonable detail. The Series C .Holders may waive the giving of any such notice in the manner provided for the giving of consents and approvals of the Series C Holders contained in Section 9.

5.6	No Fractional Shares

No fractional Restricted Voting Shares shall be issuable on the conversion of Series C Preferred Shares. In any case where a fraction of a Restricted Voting Share would otherwise be issuable on conversion of one or more Series C Preferred Shares, the aggregate number of Restricted Voting Shares to be issued upon such conversion shall be rounded to the nearest whole number, with one-half being rounded up.

5.7	Reservation of Restricted Voting Shares

So long as any of the Series C Preferred Shares are outstanding and entitled to the right of conversion herein provided, the Corporation shall at all times reserve and hold out of its unissued Restricted Voting Shares a sufficient number of unissued Restricted Voting Shares to enable all of the Series C Preferred Shares outstanding to be converted upon the basis and upon the terms and conditions herein provided in this Section 5.

6.	Liquidation Entitlement

(a) In the event of a liquidation, dissolution or winding up of the Corporation, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs (a “Liquidation”), there will be paid to each Series C Holder, in respect of each Series C Preferred Share held by such holder, in preference to and priority over any distribution or payment on any other share in the capital of the Corporation, the greater of (i) the Series C Liquidation Preference and (ii) (x) the amount per Restricted Voting Share that would be paid to the holder of a Restricted Voting Share in the Liquidation of the Company multiplied by (y) the Conversion Rate then in effect, and after such payment such Series C Holder shall not be entitled to participate in any further distribution of property or assets of the Corporation.

(b) In the event of any Liquidation that takes place at a time between Dividend Payment Dates, the Series C Liquidation Preference then in effect shall be multiplied by the sum of (i) one (1) plus (ii) (x) 0.02125 multiplied by (y) the Stub Period Fraction.

7.	Redemption

7.1	Mandatory Redemption

(a) The Corporation shall not be entitled to redeem any Series C Preferred Shares, except in accordance with this Section 7.1.

(b) Subject to the Act, on the Maturity Date, the Corporation shall redeem all, but not less than all, of the then outstanding Series C Preferred Shares for cash at a redemption price per Series C Preferred Share equal to the Series C Liquidation Preference as of such date.

(c) Subject to the Act, upon the occurrence of a Change of Control, the Corporation shall redeem all, but not less than all, of the then outstanding Series C Preferred Shares for cash at a redemption price per Series C Preferred Share equal to the greater of (a) the Series C Liquidation Preference and (b) the product of (i) the cash consideration per Restricted Voting Share, if any, to be received by the holders thereof pursuant to the Change of Control transaction and (ii) the Conversion Rate then in effect.

7.2	Rules and Procedures for Redemption

All redemptions of Series C Preferred Shares shall be in accordance with the following rules and procedures:

(i)	subject as provided in paragraph (ii), on any redemption the Corporation shall, at least 30 days and not more than 60 days before the redemption is to take place, give notice of redemption to each Series C Holder who at the date the notice is given is the registered holder of a Series C Preferred Share to be redeemed, but accidental failure to give any such notice to one or more such holders shall not affect the validity of the redemption;

(ii)	a Series C Holder may waive notice of redemption or consent to the abridgement of the time for giving such notice, and if the notice is waived the Corporation shall be deemed to have given a notice specifying as the date for redemption the date the redemption actually occurs;

(iii)	a notice of redemption will set out the date on which redemption is to take place, the applicable redemption price, the number of Series C Preferred Shares to be redeemed, the place or places for surrender of certificates representing such Series C Preferred Shares and that the applicable redemption price will be delivered upon presentation and surrender of certificates representing such Series C Preferred Shares;

(iv)	on or after the date specified for redemption in such notice the Corporation will, on presentation and surrender at a place designated for such surrender of the certificate or certificates for the Series C Preferred Shares to be redeemed, pay or cause to be paid, to or to the order of the Series C Holder, the applicable redemption price therefor;

(v)	a Series C Preferred Share in respect of which the applicable redemption price is paid as provided herein shall thereupon be and be deemed to be redeemed and the certificate or certificates representing such Series C Preferred Shares shall be cancelled;

(vi)	after the date for redemption specified in a notice of redemption, the holder of a Series C Preferred Share called for redemption shall not be entitled to exercise any of the rights of a holder thereof unless payment of the applicable redemption price is not made on presentation of the certificate or certificates therefor in accordance with the provisions hereof, in which case the rights of the holder will thereupon be restored;

(vii)

if a Series C Holder fails to present and surrender the certificate or certificates evidencing the. Series C Preferred Shares before the expiration of 15 days after the date specified for redemption, the Corporation may deposit the applicable redemption price for the Series C Preferred Shares to be redeemed in a special account in any chartered bank or trust company in Ontario to be paid without interest to or to the order of the holder upon presentation and surrender to such bank or trust company of the certificate or certificates, and upon the making of such deposit every Series C Preferred Share in respect of which the deposit is made will and will be deemed to be redeemed and the rights of the holder thereof after such deposit will be limited to receiving without interest the applicable redemption price therefor so deposited against presentation and surrender of the certificate or certificates; and

(viii)	where notice of redemption has been given by the. Corporation, no transfer of any Series C Preferred Shares may be made by a Series C Holder to whom the particular notice was directed.

8.	Certain Transfers

(a) The Series C Preferred Shares shall not be transferable, except for: (i) a transfer to any affiliate of the Purchaser, (ii) a transfer of 100% of the outstanding Series C Preferred Shares to a purchaser who has offered to purchase all of the outstanding Restricted Voting Shares for a per share consideration equivalent to the quotient of the consideration paid per Series C Preferred Share and the Conversion Rate in effect on the date of the transfer and take up of all deposited shares under the offer and otherwise on the same terms as for the purchase of the Series C Preferred Shares; or (iii) any transfer of Series C Preferred Shares alone or together with Restricted Voting Shares pursuant to a transaction under circumstances, including an exempt take-over bid, in which no applicable Canadian securities legislation would have required that the same offer or a follow-up offer be made to the holders of Restricted Voting Shares if the sale had been a sale of Restricted Voting Shares rather than Series C Preferred Shares alone or Series C Preferred Shares together with Restricted Voting Shares (provided that, for this purpose, (A) the number of Series C Preferred Shares purchased under the transaction and the number of Series C Preferred Shares held by the transferee, if any, shall be deemed to be the product of the number of such Series C Preferred Shares and the Conversion Rate in effect on the date of the transfer, (B) such Series C Preferred Shares shall be deemed to be outstanding Restricted Voting Shares and (C) the per share consideration paid shall be deemed to be the quotient of the consideration paid per Series C Preferred Share sold and the Conversion Rate in effect on the date of the transfer).

(b) If any Series C Preferred Shares are transferred to an affiliate of the Purchaser pursuant to Section 8(a)(i) and such transferee subsequently ceases to be an affiliate of the Purchaser, all Series C Preferred Shares held by such transferee shall be deemed to be transferred for the purposes of Section 8(a) as of the date on which such transferee ceases to be an affiliate of the Purchaser.

9.	Notices

Any notice required or permitted to be ‘given to any Series C Holder shall be delivered by courier or by mail to such holder at its address as it appears on the records of the Corporation. Any such notice shall be deemed to be received on the earlier of (i) the date of actual receipt and (ii) two business days following the date on which the notice is sent.

SCHEDULE B

The Class I Preferred Shares, Series D (the “Series D Preferred Shares”) shall have the following rights, privileges, restrictions and conditions (the “Series D Provisions”) in addition to the rights, privileges, restrictions and conditions attaching to the Class ‘I Preferred Shares as a class:

1.	Interpretation

1.1	Definitions

Where used in these Series D Provisions, the following terms shall, unless there is something in the context otherwise inconsistent therewith, have the meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Act” means the Canada Business Corporations Act;

“business day” means a day other than a Saturday, Sunday or any other statutory holiday in the City of Toronto, Ontario or New York New York;

“director” means a director of the Corporation for the time being and “directors” or “board of directors” means the board of directors of the Corporation and reference, without further elaboration, to any action by the directors means action by the directors of the Corporation as a board;

“herein”, “hereto”, “hereunder”, “hereof”, “hereby” and similar expressions mean or refer to these Series D Provisions and not to any particular section, paragraph, clause, subclause, subdivision or portion hereof, and the expression “Section” followed by a number or a letter means and refers to the specified section of these Series D Provisions;

“JLL” means JLL Patheon Holdings, LLC;

“JLL Representative Number” means:

(a)	if JLL holds at least 90,000 Series C Preferred Shares (or the corresponding number of Restricted Voting Shares issued upon the exercise of conversion rights attaching to the Series C Preferred Shares), then the JLL Representative Number shall be three (3);

(b)	if JLL holds at least 45,000, but fewer than 90,000, Series C Preferred Shares (or the corresponding number of Restricted Voting Shares issued upon the exercise of conversion rights attaching to the Series C Preferred Shares), then the JLL Representative Number shall be two (2);

(c)	if JLL holds at least 22,500, but fewer than 45,000, Series C Preferred Shares (or the corresponding number of Restricted Voting Shares issued upon the exercise of conversion rights -attaching to the Series C Preferred Shares), then the JLL Representative Number shall be one (1).

“Restricted Voting Shares” means the restricted voting shares without par value in the capital of the Corporation;

“Series C Holder” means a person recorded on the securities register of the Corporation as being the registered holder of one of more Series C Preferred Shares;

“Series C Preferred Shares” means the Class I Preferred Shares, Series C in the capital of the Corporation; and

“Series D Holder” means a person recorded on the securities register of the Corporation as being the registered holder of one or more Series D Preferred Shares.

1.2	Gender etc.

Words importing only the singular number include the plural and vice versa and words importing any gender include all genders.

1.3	Currency

Unless otherwise indicated, all monetary amounts referred to herein shall be in lawful money of Canada.

1.4	Headings

The division of these Series D Provisions into sections, paragraphs or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5	Business Day

In the event that any date upon which any action is required to be taken by the Corporation or any Series D Holder hereunder, is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or by the next succeeding day which is a business day.

2.	Voting Rights

The Series D Holders shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation which the holders of the Restricted Voting Shares and the Series C Holders are entitled to attend. The Series D Holders, voting separately as a class, shall have the right to elect the JLL Representative Number of directors of the Corporation from time to time and shall not be entitled, as such, to vote in the election of the remaining directors of the Corporation. Except as provided in the immediately preceding sentence or as otherwise required by the Act, the Series D Holders shall not be entitled, as such, to vote at any meeting of the shareholders of the Corporation. The Series D Holders may exercise their right to elect the JLL Representative Number of directors pursuant to this Section 2 by one or more instruments in writing signed by holders of a majority of the Series D Preferred

Shares then outstanding or by a resolution passed by a majority of the votes cast at a meeting of the. Series D Holders duly called and held for that purpose.

3.	Dividends

The Class D Holders shall not be entitled, as such, to receive any dividends.

4.	Liquidation Entitlement

In the event of a liquidation, dissolution or winding up of the Corporation, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the Series C Holders, there will be paid to each Series D Holder, in respect of each Series D Preferred Share held by such holder, in preference to and priority over any distribution or payment on any other share in the capital of the Corporation other than the Series C Preferred Shares, the amount of $0.0001, and after such payment such Series D Holder shall not be entitled to participate in any further distribution of property or assets of the Corporation.

5.	Automatic Cancellation

The Series D Preferred Shares shall automatically be cancelled, without any further action on the part of the Corporation, if JLL at any time ceases to hold at least 22,500 Series C Preferred Shares (or the corresponding number of Restricted Voting Shares issued upon the exercise of conversion rights attaching to the Series C Preferred Shares).

6.	Notices

Any notice required or permitted to be given to any Series D Holder shall be delivered by courier or by mail to such holder at its address as it appears on the records of the Corporation. Any such notice shall be deemed to be received on the earlier of (i) the date of actual receipt and (ii) two business days following the date on which the notice is sent.